Exhibit 10.2

EXECUTION COPY

EQUITY COMMITMENT AND INVESTMENT AGREEMENT

dated as of March 8, 2021

by and among

ANI Pharmaceuticals, Inc.

and

Ampersand 2020 Limited Partnership

-i-

-ii-

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	5.9(f)
Agreement	Preamble
Aggregate Purchase Price	1.1
Alternative Financing	5.9(g)
Board	2.1(e)(ii)
Business Day	5.9(d)
Cash Merger Consideration	5.9(h)
Change of Control	5.9(i)
Class C Special Stock	5.9(j)
Closing	1.2(a)
Closing Date	1.2(a)
Code	4.2(a)
Common Stock	Recitals
Company	Preamble
Company Disclosure Schedule	5.18
Company Material Adverse Effect	5.9(k)
Company SEC Documents	5.9(l)
Company SEC Financial Statements	2.1(e)(i)
Confidentiality Agreement	3.4
Contract	5.9(m)
Conversion Price	5.9(n)
control/controlled by/under common control with	5.9(f)
Debt Financing	5.9(o)
Exchange Act	5.9(p)
FATCA	5.9(q)
Final Cash Merger Consideration	5.9(r)
GAAP	5.9(s)
Governmental Entity	5.9(t)
herein/hereof/hereunder	5.9(c)
including/includes/included/include	5.9(b)
Knowledge of the Purchaser	5.9(u)
Law	5.9(v)
Lien	5.9(w)
Merger	5.9(x)
Merger Agreement	5.9(y)
Merger Closing	5.9(z)
Merger Sub	5.9(aa)
NASDAQ	1.3(b)(ii)
Non-Recourse Party	5.17
Order	5.9(bb)
Permit	5.9(cc)
person	5.9(e)
Preferred Stock	Recitals
Purchase Price	1.1
Purchased Shares	1.1
Purchaser	Preamble
Representatives	5.9(dd)
Sarbanes-Oxley Act	2.1(e)(ii)
SEC	5.9(ee)
Securities Act	5.9(ff)
Series A Certificate	Recitals
Series A Preferred Stock	Recitals
Significant Event	5.9(gg)
Standstill Period	4.5
Subsidiary	5.9(hh)
Target	5.9(ii)
Taxes	5.9(jj)
Transaction Documents	5.9(kk)
Transfer	5.9(ll)
Treasury Regulations	5.9(mm)

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This EQUITY COMMITMENT AND INVESTMENT AGREEMENT, dated as of March 8, 2021 (this “Agreement”), is by and between ANI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Ampersand 2020 Limited Partnership, a Delaware limited partnership (the “Purchaser”).

RECITALS:

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company is entering into the Merger Agreement in substantially the form attached hereto as Schedule A;

WHEREAS, the Company proposes to issue and sell to the Purchaser (including its permitted assignees pursuant to Section 5.8) shares of its preferred stock, par value $0.0001 per share (“Preferred Stock”), designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), having the terms set forth in the Certificate of Designation (the “Series A Certificate”) in substantially the form attached to this Agreement as Schedule B, subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Series A Preferred Stock will be convertible into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); and

WHEREAS, capitalized terms used in this Agreement have the meanings set forth in Section 5.9 or such other section indicated in the preceding Index of Defined Terms.

NOW, THEREFORE, in consideration of the premises recited above and the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Article I
PURCHASE; CLOSING

1.1            Purchase. On the Closing Date, the Company shall sell and issue to the Purchaser, and the Purchaser shall purchase from the Company, 25,000.00 shares of Series A Preferred Stock in the aggregate (the “Purchased Shares”), free and clear of any Liens (other than Liens incurred by the Purchaser or restrictions arising under applicable securities Laws or this Agreement), at a purchase price of $1,000.00 per share of Series A Preferred Stock (the “Purchase Price” per share of Series A Preferred Stock; the Purchase Price multiplied by the number of Purchased Shares, the “Aggregate Purchase Price”), subject to the terms and conditions of this Agreement, including the conditions to Closing set forth in Section 1.3.

1.2            Closing.

(a)            Subject to the satisfaction or waiver (to the extent any such waiver is permitted by applicable Law) of the conditions set forth in this Agreement, the closing of the purchase by the Purchaser of the Purchased Shares referred to in Section 1.1 pursuant to this Agreement (the “Closing”) shall take place by electronic exchange of documents and signatures via e-mail substantially simultaneously with the consummation of the Merger or at such other date and time and in such other manner as the Company and the Purchaser agree (the “Closing Date”).

(b)            Subject to the satisfaction or waiver (to the extent any such waiver is permitted by applicable Law) on or prior to the Closing Date of the applicable conditions to the Closing in Section 1.3, at the Closing:

(i)            the Company will deliver to the Purchaser (1) evidence of book-entry with the Company’s transfer agent of the Purchaser’s ownership of the Purchased Shares reasonably acceptable to the Purchaser and (2) all other documents, instruments and writings required to be delivered by the Company to the Purchaser pursuant to this Agreement; and

(ii)            the Purchaser will deliver or cause to be delivered (1) to a bank account designated by the Company in writing at least two (2) Business Days prior to the Closing Date, the Aggregate Purchase Price by wire transfer of immediately available funds, and (2) all other documents, instruments and writings required to be delivered by the Purchaser to the Company pursuant to this Agreement.

(c)            All deliveries at the Closing will be deemed to occur simultaneously.

1.3            Closing Conditions.

(a)            The obligation of the Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by the Purchaser and the Company prior to the Closing of the following conditions:

(i)            no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Order (whether temporary, preliminary or permanent), in any case that is in effect and prevents or prohibits the consummation of the transactions contemplated hereby; and

(b)            The obligation of the Purchaser to effect the Closing is also subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by the Purchaser at or prior to the Closing of the following conditions:

(i)            the Company shall have adopted and filed the Series A Certificate with the Secretary of State of the State of Delaware, and the Series A Certificate shall be in full force and effect, subject to the consummation of the Closing;

(ii)            the shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall have been approved for listing on the NASDAQ Global Market (“NASDAQ”), subject to official notice of issuance;

(iii)            the Merger shall have been consummated or shall be consummated substantially simultaneously with the Closing on the terms and conditions contemplated by the Merger Agreement (subject to any amendment, supplement, waiver or other modification to the Merger Agreement that is (a) not a Restricted Modification or (b) consented to in writing by the Purchaser);

(iv)            the Company shall have performed in all material respects all obligations required to be performed by it pursuant to Article III of this Agreement at or prior to the Closing;

(v)            the Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized person certifying to the effect that the condition in Section 1.3(b)(iv) has been satisfied; and

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(vi)            the Company shall have provided the Purchaser with written notice of the Closing Date at least three (3) Business Days prior to the Closing Date.

(c)            The obligation of the Company to effect the Closing is also subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by the Company prior to the Closing of the following conditions:

(i)            (1) the representations and warranties of the Purchaser set forth in Section 2.2 hereof (other than Sections 2.2(a), 2.2(b)(i), 2.2(b)(ii)(1)(A), 2.2(c), 2.2(f) and 2.2(j)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Purchaser to fully perform its covenants and obligations under the Transaction Documents, and (2) the representations and warranties of the Purchaser set forth in Sections 2.2(a), 2.2(b)(i), 2.2(b)(ii)(1)(A), 2.2(c), 2.2(f) and 2.2(j) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(ii)            the Purchaser shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement at or prior to the Closing;

(iii)            the Company shall have received a certificate signed on behalf of the Purchaser by a duly authorized person certifying to the effect that the conditions set forth in Sections 1.3(c)(i) and (ii) have been satisfied; and

(iv)            the Merger shall have been consummated or shall be consummated substantially simultaneously with the Closing.

Article II
REPRESENTATIONS AND WARRANTIES

2.1            Representations and Warranties of the Company. Except as disclosed in the Company SEC Documents (excluding risk factors or any forward-looking language), the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that:

(a)            Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as currently conducted and currently contemplated to be conducted. The Company is duly qualified or licensed to do business in each jurisdiction where the actions required to be performed by it hereunder make such qualification or licensing necessary, except in those jurisdictions where failure to be so licensed or qualified would not result in a Company Material Adverse Effect.

(b)            Authorization; Valid and Binding Agreement; No Breach.

(i)            The Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will be a party, and, subject to receipt of the Parent Stockholder Approval (as defined in the Merger Agreement), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby.

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(ii)            The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is or will be a party has been duly and validly authorized and approved by all necessary corporate on the part of the Company and except for the Parent Stockholder Approval (as defined in the Merger Agreement), no other corporate proceedings of the Company are necessary for the Company to authorize and approve this Agreement and the other Transaction Documents to which the Company is or will be a party, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated by this Agreement.

(iii)            This Agreement and each of the other Transaction Documents to which the Company is or will be a party have been or, when executed and delivered by the Company, will be duly executed and delivered by the Company and when so executed and delivered by the parties hereto and thereto (assuming the due authority, execution and delivery by any party thereto other than the Company), constitutes (or will constitute) a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies (regardless of whether enforcement is sought in a proceeding at Law or in equity).

(iv)            The execution, delivery and performance of this Agreement and the other Transaction Documents to which any of the Company is or will be a party and the consummation of the transactions contemplated by this Agreement by it do not and will not (after notice or lapse of time or both, or the taking of any action by another person): (A) conflict with or violate any provision of its certificate of incorporation or bylaws, (B) result in the creation of any material Lien (other than Permitted Liens (as defined in the Merger Agreement) or Liens imposed in connection with the Debt Financing) upon any of its assets, (C) require on its part any notice or filing with, or any Permit or other authorization of, or any exemption by, any Governmental Entity other than actions required under the Exchange Act and the rules and regulations of NASDAQ (except as relates to the Parent Stockholder Approval (as defined in the Merger Agreement)), (D) with such exceptions as, individually or in the aggregate, have not had, and are not reasonably likely to have, a Company Material Adverse Effect, conflict with, result in a violation or breach of, constitute a default under, result in the acceleration of, give rise to any right to accelerate, terminate, modify or cancel, or require any notice, consent, authorization, approval or waiver under, or result in any other adverse consequence under, any (x) Permit or (y) Contract to which it is a party or by which it is bound or to which any of its assets or properties is subject, or (E) violate or breach the terms of or cause any default under any Law applicable to it or any of its properties, assets or securities.

(c)            Capitalization.

(i)            As of the close of business on March 8, 2021, the authorized capital stock of the Company consisted of (i) 33,333,334 shares of Common Stock, of which 12,429,916 shares were issued, 12,354,398 shares were outstanding and 75,518 shares were held in treasury, (ii) 781,281 shares of Class C Special Stock, of which 10,864 shares were issued and outstanding and none of which were held in treasury and (iii) 1,666,667 shares of Preferred Stock, none of which were issued and outstanding and none of which were held in treasury. In addition, as of the close of business on March 8, 2021, approximately 996,363 shares of Common Stock were subject to outstanding options and approximately 380,569 shares of Common Stock were subject to outstanding restricted stock awards. The foregoing constituted all of the issued and outstanding capital stock of the Company as of the close of business on March 8, 2021. All of the capital stock of the Company has been duly authorized, is validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof. All shares of the capital stock of the Company were issued in compliance with applicable Law. None of the shares of capital stock of the Company was issued in violation of any agreements, arrangements or commitment to which the Company or any equityholder is a party or is subject to or in violation of any preemptive or similar rights granted by the Company or any person.

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(ii)            Except for the capital stock of the Company described in Section 2.1(c)(i), as of the close of business on March 8, 2021, there are no securities, options, warrants, rights, calls, subscriptions, agreements, commitments or understandings of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, redemption, sale, pledge or other disposition of any capital stock or other equity awards of the Company or any securities convertible into, or other rights to acquire, any capital stock or other equity awards of the Company, (ii) obligates the Company to grant, offer or enter into any of the foregoing, or (iii) relates to the voting or control of such capital stock, securities or rights. Except for the capital stock of the Company described in Section 2.1(c)(i), as of the close of business on March 8, 2021, there are no outstanding (i) equity securities or interests or voting debt or equity securities of the Company, (ii) securities convertible or exchangeable into equity securities or interests of the Company, (iii) debt or debt instruments, options or warrants that require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem equity securities or interests of the Company or (iv) “phantom stock,” stock appreciation rights or other similar rights with respect to the Company.

(d)            Status of Securities. As of the Closing, the shares of Series A Preferred Stock to be issued pursuant to this Agreement and the shares of Common Stock to be issued upon conversion of the Series A Preferred Stock will have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor as provided in this Agreement or the Series A Certificate, as applicable, the shares of Series A Preferred Stock will be validly issued, fully paid and nonassessable, will not be subject to preemptive rights of any other stockholder of the Company, free and clear of all Liens, except restrictions imposed by the Securities Act, any applicable state, foreign or other securities Laws, this Agreement, and Liens incurred by the Purchaser. Upon any conversion of any shares of Series A Preferred Stock into, or the redemption of any shares of Series A Preferred Stock in exchange for, shares of Common Stock pursuant to and in accordance with the terms and conditions of the Series A Certificate, the shares of Common Stock issued upon such conversion or redemption will be validly issued, fully paid and nonassessable, and will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchaser good title to all such securities, free and clear of all Liens, except restrictions imposed by the Securities Act, any applicable state, foreign or other securities Laws, this Agreement, and Liens incurred by the Purchaser. The respective rights, preferences, privileges, and restrictions of the Series A Preferred Stock and the Common Stock are as stated in the Series A Certificate or the Company’s certificate of incorporation, respectively. As of the Closing, the shares of Common Stock to be issued upon any conversion or redemption of the Purchased Shares shall have been duly reserved for such issuance.

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(e)            Financial Statements.

(i)            Each of the consolidated financial statements of the Company (including, in each case, any related notes thereto) contained or incorporated by reference in the Company SEC Documents (collectively, the “Company SEC Financial Statements”) fairly presents, in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, and was prepared in accordance with GAAP (as in effect on the date of such Company SEC Financial Statement) as applied on a consistent basis by the Company during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments (which, individually or in the aggregate, are not material) and the absence of notes.

(ii)            The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; or (ii) the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) with respect to all applicable Company SEC Documents. The Company maintains a system of internal disclosure controls and procedures over financial reporting as required by Rule 13a-15 or Rule 15d-15 promulgated under the Exchange Act, which such controls and procedures are designed to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to, and recorded, processed, summarized and reported by, the individuals responsible for the preparation of the Company SEC Documents and to enable the Company’s relevant officers to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such system of internal disclosure controls and procedures is intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the consolidated Subsidiaries of the Company for external purposes in accordance with GAAP, including policies and procedures that provide reasonable assurances (a) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the board of directors of the Company (the “Board”) and (b) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements. To the Company’s knowledge, since January 1, 2020, the Company has disclosed to the Company’s auditors and the audit committee of the Board any fraud or allegation of fraud known to the Company, whether or not material, that involves management or other employees of the Company and the Subsidiaries of the Company who have a significant role in the Company’s internal controls over financial reporting. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” that would be required to be disclosed under Item 303(a) of Regulation S-K promulgated by the SEC. There were no significant deficiencies or material weaknesses (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X) identified in management’s assessment of internal control over financial reporting as of and for the year ended December 31, 2019 (nor has any such deficiency or weakness been identified).

(iii)            The management of the Company has: (i) designed disclosure controls and procedures to ensure that material information relating to the Company is made known to the management of the Company by others within the organization; and (ii) disclosed, based on its most recent evaluation, to the Board (A) any significant deficiencies in the design or operation of internal controls which would reasonably be expected to adversely affect the ability of the Company to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves (x) executive management or (y) other employees who have a significant role in the internal controls of the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(iv)            During the past three (3) years, neither the Company nor, to the knowledge of the Company, any Representative of the Company has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting practices, procedures, methodologies or methods of the Company with respect to its financial statements or the internal accounting controls of the Company, including any written or oral complaint, allegation, assertion or claim that the Company has engaged in improper accounting practices. No attorney representing the Company, whether or not employed by the Company, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation the Company or any of its Representatives to the governing bodies of the Company or any committee thereof or to any manager or officer of the Company.

(v)            To the knowledge of the Company, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Law. The Company has not, and, to the knowledge of the Company, no contractor, subcontractor or agent of the Company has, discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. §1514A(a).

(vi)            The Company is not subject to any “off-balance sheet arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended).

(f)            Absence of Certain Developments. Since September 30, 2020, there has been no development, change, event or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect.

(g)            No Additional Representations. Except as expressly set forth in this Section 2.1, none of the Company or the Company’s Subsidiaries, nor any other person, makes any representation or warranty, express or implied, at law or in equity, by statute or otherwise, and any other representations or warranties are hereby expressly disclaimed, including any implied representation or warranty as to condition, merchantability, suitability or fitness for a particular purpose. Notwithstanding anything to the contrary, (a) none of the Company or the Company’s Subsidiaries, nor any other person, shall be deemed to make to Purchaser or any of its Affiliates any representation or warranty other than as expressly made by the Company in this Agreement and except as expressly covered by a representation and warranty contained in this Section 2.1, and (b) none of the Company or the Company’s Subsidiaries, nor any other person, makes any representation or warranty to the Purchaser or any of its Affiliates with respect to (i) any projections, estimates or budgets heretofore delivered to or made available to Purchaser or its Affiliates or their respective counsel, accountants or advisors of future revenues, expenses or expenditures or future results of operations of the Company and the Company’s Subsidiaries, (ii) any other information or documents (financial or otherwise) made available to the Purchaser or its Affiliates or their respective counsel, accountants or advisors with respect to the Company and the Company’s Subsidiaries. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchaser to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any certificate delivered pursuant hereto, nor will anything in this Agreement operate to limit any claim by the Purchaser for actual and intentional fraud.

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2.2            Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that:

(a)            Organization and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and the Purchaser has the limited partnership power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b)            Authorization.

(i)            The Purchaser has the limited partnership power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement has been and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(ii)            Neither the execution, delivery and performance by the Purchaser of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Purchaser with any of the provisions hereof or thereof, will (1) require notice, consent or approval pursuant to, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (2) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Laws applicable to the Purchaser or any of their respective properties or assets, except, in the case of clauses (1)(B) and (2), for such violations, conflicts and breaches as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the Purchaser’s ability to fully perform its respective covenants and obligations under this Agreement.

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(iii)            No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary in connection with the consummation by the Purchaser of the transactions contemplated by this Agreement or the other Transaction Documents.

(c)            Purchase for Investment. The Purchaser acknowledges that the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares have not been registered under the Securities Act or under any state securities Laws. The Purchaser (i) acknowledges that it is acquiring the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Purchased Shares or the shares of Common Stock issuable upon the conversion of the Purchased Shares to any person in violation of applicable securities Laws, (ii) will not sell, transfer, or otherwise dispose of any of the Purchased Shares or shares of Common Stock issuable upon the conversion of the Purchased Shares, except in compliance with this Agreement, the registration requirements or exemption provisions of the Securities Act, any other applicable securities Laws, (iii) acknowledges that the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares will not be eligible for release pursuant to Rule 144A promulgated under the Securities Act, (iv) understands and agrees that the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares will be subject to transfer restrictions set forth in Section 4.1 and Section 4.6 of this Agreement and, as a result of these transfer restrictions, the Purchaser may not be able to readily resell the Purchased Shares and may be required to bear the financial risk of an investment in the Purchased Shares for an indefinite period of time, (v) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares and of making an informed investment decision, (vi) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act), and (vii) without prejudice to any claim of Purchaser hereunder for breach of the Company’s representations and warranties or for actual and intentional fraud, (1) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares, (2) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of (A) an investment in the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares indefinitely and (B) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to, its investment in the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares and to protect its own interest in connection with such investment.

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(d)            Litigation. There is no action, suit or proceeding pending or, to the Knowledge of the Purchaser, investigation, action, suit or proceeding threatened (including “cease and desist” letters) against, nor any outstanding Order against, the Purchaser or any of its Affiliates or any of their respective assets before or by any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(e)            Compliance with Laws. Neither the Purchaser nor any of its Affiliates is in material violation of any applicable Law that would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis. To the Knowledge of the Purchaser as of the date of this Agreement, neither the Purchaser nor any of its Affiliates is being investigated with respect to any applicable Law, or has received written notice from any Governmental Entity inquiring about or asserting any violation of any applicable Law, or is subject to any adverse inspection, examination, finding of deficiency, finding of noncompliance, penalty, fine, sanction, assessment, audit, request for corrective or remedial action, or other supervisory, compliance or enforcement action by any Governmental Entity that would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(f)            Financial Capability. The Purchaser has as of the date hereof and at the Closing will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement and to make any other necessary payment contemplated hereunder and under the other Transaction Documents. The Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article I (including the Aggregate Purchase Price) and under the other Transaction Documents will not be available on the Closing Date.

(g)            Ownership of Company Securities. Neither the Purchaser nor any of its Affiliates beneficially owns any share of Common Stock or any other securities of the Company.

(h)            Access to Information. The Purchaser and its Affiliates have been given access to all Company documents, records and other information, and have had adequate opportunity to ask questions of, and to receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters the Purchaser has deemed relevant to its investment in the Purchased Shares. The representations and warranties of the Purchaser contained in this Section 2.2(h) shall not affect the ability of the Purchaser to rely on the representations and warranties made by the Company pursuant to Section 2.1 of this Agreement.

(i)            Interested Stockholder. Neither the Purchaser nor any of its Affiliates is an “interested stockholder” (as defined in Section 203(c)(5) of the General Corporation Law of the State of Delaware) of the Company.

(j)            Brokers and Finders. None of the Purchaser, any of its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder for which the Company will incur any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees with respect to the purchase of the Purchased Shares or any investment in the Company.

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(k)            Non-Reliance. Except as expressly set forth in Section 2.1, the Purchaser acknowledges and agrees that none of the Company or its Company Subsidiaries, nor any other person, has made any representation or warranty, express or implied, at law or in equity, by statute or otherwise, and any other representations or warranties are hereby expressly disclaimed by the Company, including any implied representation or warranty as to condition, merchantability, suitability or fitness for a particular purpose. Notwithstanding anything to the contrary, (a) none of the Company or its Company Subsidiaries, nor any other person, shall be deemed to make to Purchaser or any of its Affiliates any representation or warranty other than as expressly made by the Company in this Agreement and except as expressly covered by a representation and warranty contained in Section 2.1, and (b) none of the Company or its Company Subsidiaries, nor any other person, has made any representation or warranty to the Purchaser or any of its Affiliates with respect to (1) any projections, estimates or budgets heretofore delivered to or made available to Purchaser or its Affiliates or their respective counsel, accountants or advisors of future revenues, expenses or expenditures or future results of operations of the Company and its Company Subsidiaries, (2) any other information or documents (financial or otherwise) made available to the Purchaser or its Affiliates or their respective counsel, accountants or advisors with respect to the Company and its Company Subsidiaries. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any certificate delivered pursuant hereto, nor will anything in this Agreement operate to limit any claim by the Purchaser or any of its Affiliates for actual and intentional fraud.

2.3            Survival. The representations and warranties of the parties contained in this Agreement shall survive for twelve (12) months following the Closing, except that (a) the representations and warranties of the Company contained in Sections 2.1(a), 2.1(b)(i), 2.1(c) and 2.1(d) will survive for two (2) years following the Closing, and (b) the representations and warranties of the Purchaser contained in Sections 2.2(a), 2.2(b)(i), 2.2(c) or 2.2(h) will survive until the expiration of the applicable statute of limitations. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.

Article III
COVENANTS

3.1            Commercially Reasonable Efforts to Close. During the period commencing on the date hereof and terminating on the earlier to occur of (a) the Closing, and (b) the termination of this Agreement in accordance with Section 6.15 (the “Pre-Closing Period”), the Company (subject to any limitations set forth in the Merger Agreement) and the Purchaser will use their respective commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable Laws so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate reasonably with the other party to that end, including in relation to the satisfaction of the conditions to Closing set forth in Sections 1.3(a), (b) and (c).

3.2            Authorized Common Stock. At any time that any Purchased Shares are issued and outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of Series A Preferred Stock then issued and outstanding pursuant to Article VII of the Series A Certificate. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free and clear of any Liens (other than Liens incurred by the Purchaser or restrictions arising under applicable securities Laws or this Agreement).

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3.3            Certain Adjustments. If, after the date hereof and prior to the Closing, the Company effects any transaction that would have resulted in an adjustment to the Conversion Price pursuant to Article IX of the Series A Certificate if the Series A Preferred Stock had been issued since the date hereof, the Company shall adjust the Conversion Price, effective as of the Closing, in the same manner as would have been required by Article IX of the Series A Certificate if the Series A Preferred Stock had been issued and outstanding since the date hereof. Notwithstanding the foregoing, the Purchaser agrees that the transactions contemplated by the Merger Agreement, including the issuance of any Common Stock in connection with the Merger, would not result in an adjustment to the Conversion Price pursuant to the Series A Certificate, and agrees that even if it were to result in such an adjustment that such an adjustment shall not be made.

3.4            Confidentiality. Each of the Non-Disclosure Agreement, dated as of February 2, 2021, by and between the Company and Ampersand Capital Partners and the Joinder Agreement, dated as of February 9, 2021, by and among the Company, Target and Ampersand Capital Partners (such agreements, together, the “Confidentiality Agreement”), shall remain in full force and effect.

3.5         NASDAQ Listing of Shares(i)      . To the extent it has not already done so, the Company shall apply for listing on the NASDAQ, subject to official notice of issuance, any share of Common Stock issuable upon the conversion of the Series A Preferred Stock.

3.6            Merger Agreement. The Company shall, subject to any confidentiality limitations and limitations under Law, use commercially reasonable efforts to keep the Purchaser reasonably informed regarding the transactions contemplated by the Merger Agreement, including the expected timing of the Merger Closing.

3.7            Investor Information. The Purchaser agrees that the information relating to the Purchaser and its Affiliates that is or will be supplied in writing by the Purchaser or its Affiliates for inclusion in any document (a) filed with the SEC by the Company in connection with this Agreement (including any report filed with the SEC by the Company in connection with the consummation of the transactions contemplated by this Agreement on Form 8-K pursuant to the Exchange Act), or (b) prepared in connection with the consummation of the Debt Financing (or any Alternative Financing), in each case, will not, at the time such document is so filed, furnished or prepared, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Article IV
ADDITIONAL AGREEMENTS

4.1            Legend.

(a)            The Purchaser agrees that all certificates (if any) or other instruments or records representing the Purchased Shares subject to this Agreement (or the shares of Common Stock issuable upon conversion thereof) will bear or contain a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN EQUITY COMMITMENT AND INVESTMENT AGREEMENT, DATED AS OF MARCH 8, 2021, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.

(b)            Upon request of the Purchaser , upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company and of any other related materials reasonably requested by the Company to the effect that such legend is no longer required under the Securities Act and applicable state Laws, the Company shall promptly cause the first paragraph of the legend to be removed from, or no longer applied to, any certificate for, or record representing, any share of Series A Preferred Stock to be transferred in accordance with this Agreement. The Purchaser acknowledges that the Purchased Shares and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock have not been registered under the Securities Act or under any state securities Laws and will not sell or otherwise dispose of any of the Purchased Shares or shares of Common Stock issuable upon conversion of the Series A Preferred Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act, any other applicable securities Laws and this Agreement.

4.2            Tax Matters.

(a)            Each holder of Series A Preferred Stock will timely furnish the Company and its agents with any tax form or certification (including Internal Revenue Service Form W-9, an applicable Internal Revenue Service Form W-8 (together with all applicable attachments), or any successor to such Internal Revenue Service forms) that the Company or its agents reasonably request (i) to permit the Company and its agents to make payments to such holder without, or at a reduced rate of, deduction or withholding, (ii) to enable the Company and its agents to qualify for a reduced rate of reduction or withholding in any jurisdiction from or through which they receive payments, and (iii) to enable the Company and its agents to satisfy reporting and other obligations under the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, or any other applicable Law or regulation, and will update or replace such tax form or certification in accordance with their terms or subsequent amendments or upon the Company’s reasonable request. Each holder of Series A Preferred Stock acknowledges that the failure to provide, update or replace any such form or certificate may result in the imposition of withholding or back-up withholding on payments to such holder, or to the Company. Amounts withheld by the Company or its agents that are, in their reasonable judgment, required to be withheld pursuant to applicable tax Laws will be treated as having been paid to the holder of Series A Preferred Stock by the Company. Each holder of Series A Preferred Stock will also provide the Company or its agents with any correct, complete and accurate information or documentation that may be required for the Company to comply with FATCA and to prevent the imposition of United States federal withholding tax under FATCA on payments to or for the benefit of the Company.

(b)            Amounts withheld by the Company or its agents that are, in their reasonable judgment, required to be withheld pursuant to applicable tax Laws will be treated as having been paid to the holder of Series A Preferred Stock by the Company. Each holder of Series A Preferred Stock will also provide the Company or its agents with any correct, complete and accurate information or documentation that may be required for the Company to comply with FATCA and to prevent the imposition of United States federal withholding tax under FATCA on payments to or for the benefit of the Company.

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(c)         Absent a change in Law or Internal Revenue Service practice, or a contrary determination (as defined in Section 1313(a) of the Code), the Purchaser and the Company agree for United States federal income tax and withholding tax purposes not to treat the Purchased Shares (based on their terms as set forth in the Series A Certificate) as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulations Section 1.305-5      and shall not take any position inconsistent with such treatment.

(d)            The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on (i) the issuance of the Purchased Shares or (ii) the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Series A Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that any such tax or duty has been paid.

4.3            Registration Rights. The Company and the Purchaser hereby agree, effective from and after the consummation of the Closing, to the provisions set forth in Schedule C, which are incorporated herein by reference as if they were set forth in their entirety in this Agreement.

4.4            Observer Rights. From and after the Closing, as long as (a) the Purchaser owns all the Series A Preferred Stock that it has purchased hereunder, (b) the Purchaser owns all the Series A Preferred Stock that it has purchased hereunder except for any such Series A Preferred Stock that have been converted into, at the initiation of the Company, shares of Common Stock, but only if the Purchaser owns all the shares of Common Stock into which such Series A Preferred Stock were converted into or (c) the Observer Threshold is equal to or greater than $25,000,000, the Company shall invite a representative of the Purchaser to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors substantially at the same time and substantially in the same manner as provided to such directors; provided, however, that such representative shall, prior to receiving any such information, agree to hold in confidence all information so provided pursuant to a customary confidentiality agreement provided by the Company; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets, a conflict of interest or a violation of Law, or if the Purchaser, any of its Affiliates or its representative is a competitor of the Company or its Subsidiaries. Such representative shall (x) not have been involved in any of the events enumerated under Item 401(f) of Regulation S-K under the Securities Act, or any successor provision thereto, (y) satisfy all such other criteria and qualifications for service as an observer of the Board, as determined by the Board from time to time reasonably and in good faith and (z) be either (I) a partner of Ampersand Capital Partners and reasonably acceptable to the Company, which approval shall not be unreasonably withheld or (II) otherwise acceptable to the Company in its sole discretion. If, from and after the Closing, the Purchaser, at any point in time, satisfies none of clauses (a), (b) or (c) of the first sentence of this Section 4.4, then the Purchaser shall permanently lose its rights under this Section 4.4. The “Observer Threshold” means the sum of (1) the product of (i) the number of shares of Series A Preferred Stock owned by the Purchaser and (ii) the Purchase Price and (2) the product of (i) the number of shares of Common Stock owned by the Purchaser resulting from a conversion of Series A Preferred Stock owned by the Purchaser and (ii) the fair market value of each share of Common stock. Notwithstanding anything to the contrary, the rights in this Section 4.4 shall inure solely to the benefit of the Purchaser and shall not be assignable in whole or in part to any person, regardless of any assignment hereunder or any Transfer of the Series A Preferred Stock. Any assignment in violation of this Section 4.4 shall be void ab initio and the Company shall not be required to give any effect thereto.

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4.5            Standstill. The Purchaser shall not, and shall cause its Affiliates and its and its Affiliates’ Representatives not to, until the third anniversary of the Closing Date (such period, the “Standstill Period”), directly or indirectly, without the prior written consent of the Company, except for purposes of the acquisition of the Purchased Shares hereunder, act alone or in concert or conscious parallelism with others, or cooperate with others, to:

(a)            control or seek to control, or influence or seek to influence, the Company or any of its Subsidiaries, the Board or management of the Company or any of its Subsidiaries or the policies of the Company or any of its Subsidiaries;

(b)            make, or in any way participate or engage in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its Subsidiaries;

(c)            form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or any of its Subsidiaries;

(d)            except in connection with the enforcement by way of court proceedings of its rights under this Agreement, any agreement contemplated thereby and any other agreement between the Purchaser, on the one hand, and the Company or a Subsidiary thereof, on the other hand, make any public statement that is critical of the Company or any of its Subsidiaries, the Board or management of the Company or any of its Subsidiaries or the policies of the Company or any of its Subsidiaries;

(e)            enter into or seek or propose to effect or facilitate any purchase or sale of securities (other than the Purchased Shares, subject to Transfer restrictions under Section 4.6) or assets of the Company or any of its Subsidiaries, any warrant or option to purchase such securities or assets, any security convertible into any such securities, any derivative or hedging transaction involving securities of the Company or any of its Subsidiaries, or any other right to acquire such securities or assets;

(f)            enter, agree to enter, propose, seek or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its Subsidiaries (other than the Merger);

(g)            call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the Board or stockholders of the Company or any of its Subsidiaries;

(h)            disclose any intention, plan or arrangement prohibited by, or inconsistent with, any of the foregoing;

(i)            advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with any of the foregoing; or

(j)            have any discussions or communications with, enter into any arrangements, understandings or agreements (whether written or oral) with, advise, finance, assist or encourage, act in concert or conscious parallelism with, or cooperate with, any other person in connection with any of the foregoing, or make any investment in, enter into any arrangement or understanding with, or form a “group” with or otherwise act in concert or conscious parallelism with, or cooperate with, any other person that engages, or offers or proposes to engage, in any of the foregoing.

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The Purchaser also shall not, and shall cause its Affiliates and its and its Affiliates’ Representatives not to, during the Standstill Period, directly or indirectly, without the prior written consent of the Company, (x) make any request directly or indirectly, to amend or waive any of their obligations under this Section 4.5, or (y) take any action that might require the Company to make a public announcement regarding the possibility of a business combination, merger or other type of transaction described under this Section 4.5.

Notwithstanding anything to the contrary set forth herein, (i) upon the occurrence of a Significant Event, the restrictions set forth in this Section 4.5 (other than the restrictions in clause (d) hereof) will immediately terminate and be of no further force or effect; provided that, in the event that (A) the transaction relating to such Significant Event shall not have been consummated and (x) the definitive agreement relating thereto shall have expired or been terminated or (y) there is a public announcement of the withdrawal or abandonment of the intention to pursue such Significant Event by the person pursuing such transaction and (B) prior to such time, the Purchaser shall not have taken any of the actions contemplated by this Section 4.5, the restrictions set forth in this Section 4.5 shall be reinstated and shall continue to apply in full force and effect on the terms set forth herein; (ii) the Purchaser shall not be precluded from making any confidential offers or proposals to the Board in a manner reasonably believed not to require the Company to make a public announcement of such offer or proposal; provided that the Purchaser shall not, and shall cause its Affiliates not to, publicly disclose any such offers or proposals; and (iii) the Purchaser and its Affiliates shall not be precluded from owning or acquiring interests in mutual funds or similar entities that own capital stock of the Company.

4.6            Transfer Restrictions.

(a)            Until the earlier of (x) twelve (12) months following the Closing, and (y) the occurrence of a transaction resulting in a Change of Control, the Purchaser shall not Transfer any share of Series A Preferred Stock or any share of Common Stock issued upon conversion of any share of Series A Preferred Stock except as otherwise permitted pursuant to the terms and conditions of this Agreement, including Section 4.6(b).

(b)            Notwithstanding anything to the contrary in Section 4.6(a), the Purchaser shall be permitted to Transfer any portion or all of its shares of Series A Preferred Stock or shares of Common Stock issued upon conversion of any share of Series A Preferred Stock at any time under the following circumstances:

(i)            Transfers pursuant to an amalgamation, merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction entered into by the Company or any transaction resulting in a Change of Control; or

(ii)            Transfers that have been approved in writing by the Board prior to such Transfer.

(c)            Any attempted Transfer in violation of this Section 4.6 shall be null and void ab initio and the Company shall not be required to give any effect thereto.

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Article V
MISCELLANEOUS

5.1            Expenses. Each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement except as set forth in Section 4.2(c), provided that if the Closing is consummated, the Company shall bear up to $150,000 of the costs and expenses incurred by the Purchaser or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

5.2            Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No waiver of any party will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

5.3            Counterparts; Electronic Transmission. For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission and such facsimiles or other means of electronic transmission will be deemed as sufficient as if actual signature pages had been delivered.

5.4            Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware (excluding those choice-of-law principles of such State that would permit the application of the Laws of a jurisdiction other than such State), without regard to any conflicts of laws principles that would result in the application of the Laws of another jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction state and federal courts located in New Castle County, State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby; provided, however, that any judgment in any such suit, action or proceeding may be enforced in any court with jurisdiction over the subject matter. The parties hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party in accordance with the procedures provided in Section 5.6 shall be deemed effective service of process on such party.

5.5            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.6            Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile or electronic communication, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other address as may be designated in writing by the party to receive such notice.

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(a)	If to Purchaser:
c/o Ampersand Capital Partners
55 William St., Ste. 240
Wellesley, MA 02481
United States
Attn: Herbert H. Hooper, Managing Partner and Dana Niles, Chief Operating Officer
E-mail: HHH@ampersandcapital.com;
E-mail: DNL@ampersandcapital.com

with a copy to (which copy alone shall not constitute notice):

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attn: James Barrett and Ettore Santucci
E-mail: JBarrett@goodwinlaw.com;
E-mail: ESantucci@goodwinlaw.com

If to the Company:
Nikhil Lalwani
President & CEO
ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, MN 56623
E-mail: Nikhil.lalwani@anipharmaceuticals.com

with a copy to (which copy alone shall not constitute notice):

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Attn: Kenneth A. Lefkowitz
E-mail: ken.lefkowitz@hugheshubbard.com

Additionally, so long as the Purchaser owns any shares of Series A Preferred Stock issued pursuant to this Agreement, the Company shall provide to the Purchaser and the Purchaser shall provide to the Company, as applicable, in the manner set forth in this Section 5.6 a copy of any notice, request, instruction or other document given under the Series A Certificate to the Purchaser or the Company, respectively.

5.7            Entire Agreement. This Agreement (including the Schedules hereto and the documents and instruments referred to in this Agreement) and the Confidentiality Agreement, constitute the entire agreement among the parties, and this Agreement supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and transactions contemplated hereby, other than the Confidentiality Agreement.

5.8            Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder may be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other party; provided, however, that, subject to Section 4.6, the Purchaser may (i) assign this Agreement and its rights, interests and obligations hereunder to an Affiliate and (ii) assign its rights under Schedule C of this Agreement to any permitted transferee, in the case of each of clause (i) and (ii) as long as (x) the assignee shall agree in writing with the Company to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned, and Schedule C, as applicable, and (y) no assignment will relieve the Purchaser of its obligations hereunder. Any assignment not expressly permitted by this Agreement shall be void ab initio.

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5.9            Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a)            the word “or” is not exclusive;

(b)            the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)            the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d)            the term “Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York, generally are authorized or obligated by Law to close.

(e)            the term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(f)            “Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with, such person; provided, however, that the Company, any Company Subsidiary, or any of the Company’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of the Purchaser or any of the Purchaser’s Affiliates for purposes of this Agreement; and provided, further, that any portfolio companies of the Purchaser whose Actions, as defined below, neither the Purchaser nor any of its Affiliates has the power to prevent shall not be deemed to be Affiliates of the Purchaser or any of the Purchaser’s Affiliates for purposes of this Agreement. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, “Actions” means any action that if undertaken directly by the Purchaser would be restricted under this Agreement.

(g)            “Alternative Financing” shall have the meaning set forth in the Merger Agreement.

(h)            “Cash Merger Consideration” shall have the meaning set forth in the Merger Agreement.

(i)            “Change of Control” shall have the meaning set forth in the Series A Certificate.

(j)            “Class C Special Stock” means the class C special stock of the Company, par value $0.0001 per share.

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(k)            “Company Material Adverse Effect” shall mean any circumstance, state of facts or matters, change, event, occurrence, action or omission that has or is reasonably likely to have or result in a material adverse effect on (a) the business, results of operation, operations, financial condition or EBITDA (as determined in accordance with GAAP) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform their respective obligations under this Agreement or any of the other Transaction Documents to which it is a party; provided, however, that, in the case of subclause (a) above, a “Company Material Adverse Effect” shall not be deemed to mean or include any such circumstance, state of facts or matters, change, event, occurrence, action or omission to the extent arising as a result of: (i) general changes or developments in the industries in which the Company and its Subsidiaries operate; (ii) changes after the date of this Agreement in Laws of general applicability or interpretations thereof by courts or other Government Entities; (iii) any change to the United States economy in general or global economic condition; (iv) any natural disaster, epidemic or pandemic (including COVID-19), acts of nature or change in climate; (v) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, except, in the case of each of clauses (i) through (v), to the extent those circumstances, states of facts or matters, changes, events, occurrences, actions or omissions disproportionately impact (relative to similarly situated businesses) the business, results of operation, operations, financial condition or EBITDA (as determined in accordance with GAAP) of the Company and its Subsidiaries taken as a whole.

(l)            “Company SEC Documents” means, collectively, all reports, schedules, forms, definitive proxy statements, registration statements, prospectuses, schedules and other documents filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act on or prior to the date hereof.

(m)            “Contract” means any agreement, contract, commitment, instrument or other legally binding undertaking or arrangement, whether written or oral.

(n)            “Conversion Price” shall have the meaning set forth in the Series A Certificate.

(o)            “Debt Financing” shall have the meaning set forth in the Merger Agreement.

(p)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)            “FATCA” shall mean Section 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and applicable intergovernmental agreements and related legislation or official administrative rules or practices with respect thereto.

(r)            “Final Cash Merger Consideration” shall have the meaning set forth in the Merger Agreement.

(s)            “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

(t)            “Governmental Entity” shall mean any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including any state-controlled or -owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

(u)            “Knowledge of the Purchaser” shall mean the actual knowledge, after reasonable inquiry, of one or more of Herbert H. Hooper and David J. Parker.

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(v)            “Law” shall mean any law, statute, constitution, principle of common law, ordinance, regulation and Order of any Governmental Entity.

(w)            “Lien” shall mean any lien (including liens relating to Taxes), charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, covenant, right-of-way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the UCC or any other Law of any jurisdiction).

(x)            “Merger” shall have the meaning set forth in the Merger Agreement.

(y)            “Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of March 8, 2021, by and among the Company, Merger Sub, the Target, the Principal Members (as set forth in the Merger Agreement), the Key Persons (as set forth in the Merger Agreement) and the Equityholders’ Representative (as set forth in the Merger Agreement), as amended from time to time (subject to the parenthetical in Section 1.3(b)(iii)).

(z)            “Merger Closing” shall mean the “Closing” as defined in the Merger Agreement.

(aa)         “Merger Sub” shall mean Nile Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.

(bb)         “Order” shall mean any judgment, order, writ, injunction, ruling, stipulation, determination, award or decree of or by, or any settlement under the jurisdiction of, any Governmental Entity.

(cc)          “Permit” shall mean any approval, permit, certification, authorization, license, registration, certificate or other similar authorization from any Governmental Entity.

(dd)         “Representatives” of any person mean such person’s officers, directors or employees, or, acting on behalf of such person, such person’s agents, counsel, accountants, financial advisors, consultants or other representatives.

(ee)          “Restricted Modification” shall mean, without the prior written consent of the Purchaser, the Company, prior to the Closing, making any amendment, supplement, waiver or other modification to the Merger Agreement that would, taking into account any other amendments, supplements, waivers, or other modifications, in the aggregate, be materially adverse to the Company. Without limiting the foregoing, any of the following actions shall constitute a Restricted Modification: (a) materially increasing the Cash Merger Consideration or Final Cash Merger Consideration, or (b) modifying the conditions to the Merger Closing set forth in Article VII of the Merger Agreement in a manner that is materially adverse to the Company.

(ff)           “SEC” shall mean the U.S. Securities and Exchange Commission

(gg)         “Securities Act” means the Securities Act of 1933, as amended.

(hh)         “Significant Event” means (i) the entry into a definitive agreement providing for, directly or indirectly, (x) any acquisition or purchase by any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than by the Purchaser or any of its Affiliates, of securities representing or convertible into fifty percent (50%) or more of the then outstanding voting securities of the Company Parent or any of its Subsidiaries, (y) any merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries pursuant to which the stockholders of the Company immediately preceding such transaction will hold less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity of such transaction; or (z) any sale, lease, exchange, transfer, license or disposition of all or a majority of the consolidated assets of the Company and its Subsidiaries (any of the transactions described in the foregoing clauses (x), (y) or (z), an “Acquisition Transaction”) or (ii) the commencement or other public announcement by a person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Purchaser or any of its Affiliates, of a tender offer or exchange offer which, if consummated, would constitute an Acquisition Transaction.

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(ii)            “Subsidiary” means, with respect to any person, any company, corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such person, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

(jj)            “Target” shall mean Novitium Pharma LLC, a Delaware limited liability Company.

(kk)          “Taxes” shall mean all United States federal, state, local or foreign taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax of any kind whatsoever, and such term shall include any interest, penalties, fines, or additions to tax attributable to such taxes, charges, fees, levies or other assessments, and any liability for Taxes (as heretofore defined) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof and any analogous or similar provision under Law).

(ll)            “Transaction Documents” shall mean this Agreement and the Series A Certificate.

(mm)        “Transfer” shall mean, with respect to any security, to (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, such security or any securities convertible into or exercisable or exchangeable for such security; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such security, whether any such transaction described in subclause (a) above or this subclause (b) is to be settled by delivery of such security or other securities, in cash or otherwise. A “Transfer” of securities shall include any Transfer of any equity interest in a holder of such security.

(nn)         “Treasury Regulations” shall mean the regulations promulgated under the Code, as such regulations may be amended from time to time.

5.10          Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

5.11         Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

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5.12            No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties (and their permitted assigns), any benefit, right or remedy.

5.13            Public Announcements. The Purchaser shall not (and shall not permit any of its Affiliates or Representatives to) issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company, except (1) any press releases or public statements containing information that is substantially the same as the information contained in press releases or public statements issued by the Company pursuant to the following sentence and (2) as required by applicable Law. The parties acknowledge that the Company will file a current report on Form 8-K under the Exchange Act and otherwise issue press releases or make other public statements with respect to this Agreement or the transactions contemplated hereby on a conference call with analysts and other investors or as otherwise required by applicable Law, court process or by obligations pursuant to any listing agreement with NASDAQ, as applicable, but shall, where practicable, use reasonable efforts to consult with the Purchaser regarding the timing, scope and content of any such press release or public statement.

5.14            Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not fully performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in the event of any breach or threatened breach of any covenant or agreement set forth in this Agreement, without the necessity of posting bond or other undertaking, the parties shall be entitled to seek specific performance of the terms hereof or an injunction or injunctions restraining any such breach or threatened breach, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

5.15            Termination. Prior to the Closing, this Agreement may only be terminated:

(a)            by mutual written agreement of the Company and the Purchaser; or

(b)            by the Company or the Purchaser, upon written notice to the other party, if the Merger Agreement is terminated in accordance with its terms at any time prior to the Closing;

(c)            by written notice given by the Company to the Purchaser in accordance with the terms and conditions of this Agreement, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchaser in this Agreement such that the conditions in Section 1.3(c)(i) or (ii) would not be satisfied and, if curable, which have not been cured by the Purchaser thirty (30) days after receipt by the Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured.

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5.16            Effects of Termination. In the event of any termination of this Agreement in accordance with Section 5.15, neither party (nor any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations pursuant to this Agreement arising prior to such termination, and (b) any actual and intentional fraud, or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Sections 3.4 (Confidentiality), 5.2 to 5.14 (Amendment, Waiver; Counterparts, Electronic Transmission; Governing Law; Waiver of Jury Trial; Notices; Entire Agreement, Assignment; Interpretation; Other Definitions; Captions; Severability; No Third Party Beneficiaries; Public Announcements; and Specific Performance) and Section 5.17 (Non-Recourse) shall survive the termination of this Agreement.

5.17            Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties, including entities that become parties after the date hereof, including permitted assignees and successors, or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Purchaser, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

Ampersand 2020 Limited Partnership

By:	AMP-20 Management Company Limited Partnership, its General Partner

By:	AMP-20 MC LLC, its General Partner

By:	/s/ Herbert H. Hooper
Herbert H. Hooper, Managing Member

ANI PHARMACEUTICALS, INC.

By:	/s/ Nikhil Lalwani
Nikhil Lalwani
President & CEO

SCHEDULE A

Form of Merger Agreement

SCHEDULE B

Form of Series A Certificate

EXECUTION COPY

SCHEDULE B

Form of Series A Certificate

ANI PHARMACEUTICALS, INC.

CERTIFICATE OF DESIGNATION

OF PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, [●], does hereby certify that:

1.             I am the [●] of ANI Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”).

2.             The Corporation is authorized to issue 1,666,667 shares of preferred stock, par value $0.0001 per share, none of which has been issued prior to the date hereof.

3.             The following resolutions were duly adopted by the Board of Directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation (the “Charter”) provides for a class of its authorized stock known as Preferred Stock, consisting of 1,666,667 shares, par value $0.0001 per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, and the number of shares of such series; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the powers, preferences, rights, qualifications, limitations, restrictions and other matters relating to a series of shares of preferred stock, which shall initially consist of 25,000 shares of preferred stock that the Corporation has the authority to issue as Series A Convertible Preferred Stock, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

Article I

DESIGNATION AND FORM

The shares of such series shall be designated “Series A Convertible Preferred Stock” and the number of shares constituting such series shall initially be 25,000 (the “Series A Preferred Stock”). Series A Preferred Stock will be evidenced in book-entry form and shall not be certificated.

Article II

CURRENCY

All shares of Series A Preferred Stock shall be denominated in United States dollars, and all payments and distributions thereon or with respect thereto shall be made in United States dollars. All references herein to “$” or “dollars” refer to United States dollars.

Article III

RANKING

The Series A Preferred Stock shall, with respect to dividend rights and rights upon a Liquidation Event, rank:

A.            senior to each other class or series of Capital Stock of the Corporation now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with, or senior to, the shares of Series A Preferred Stock with respect to dividend rights or rights upon a Liquidation Event, including the shares of common stock of the Corporation, par value $0.0001 per share (the “Common Stock”) (all such Capital Stock, including the Common Stock, collectively, the “Junior Stock”);

B.            on a parity basis with each other class or series of Capital Stock of the Corporation now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks on a parity basis with the shares of Series A Preferred Stock with respect to dividend rights or rights upon a Liquidation Event (all such Capital Stock collectively, the “Parity Stock”); and

C.             junior to each other class or series of Capital Stock of the Corporation now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the shares of Series A Preferred Stock with respect to dividend rights or rights upon a Liquidation Event (all such Capital Stock collectively, the “Senior Stock”).

The Series A Preferred Stock shall, with respect to dividend rights and rights upon a Liquidation Event, rank junior to any and all existing or future claims in respect of Indebtedness of the Corporation or any of its Subsidiaries.

Article IV

DIVIDENDS

A.            Each share of Series A Preferred Stock shall be entitled to receive, when, as and if authorized and declared by the Board of Directors, out of any funds legally available therefor, cumulative dividends in an amount equal to (i) 6.50% per annum of the Stated Value of such share as of the Record Date for such dividend (such rate per annum, as may be adjusted pursuant to the terms and conditions hereof, including Section (H) of this Article IV, the “Dividend Rate”; each such dividend on the Series A Preferred Stock, a “Regular Dividend” and, collectively, the “Regular Dividends”), and (ii) on an as-converted basis, any dividend or other distribution, whether paid in cash, in-kind or in other property (including, for the avoidance of doubt, any securities), authorized and declared by the Board of Directors on the issued and outstanding shares of Common Stock in an amount determined by assuming that the number of shares of Common Stock into which such share of such Series A Preferred Stock could be converted pursuant to Section (C) of Article VII on the applicable Record Date for such dividend or distribution on the Common Stock were issued to, and held by, the Holder of such share of Series A Preferred Stock on such Record Date (each such dividend on the Series A Preferred Stock pursuant to this clause (ii), a “Participating Dividend” and, collectively, the “Participating Dividends” and, together with the Regular Dividends, the “Dividends”). For purposes of this Certificate of Designation, the term “Stated Value” shall mean $1,000.00 per share of Series A Preferred Stock, as adjusted pursuant to Sections (C) and (D) of this Article IV, as applicable.

B.            Regular Dividends shall be payable quarterly in arrears, if, as and when authorized and declared by the Board of Directors, or any duly authorized committee thereof, to the extent not prohibited by law, on March 31, June 30, September 30 and December 31 of each year (unless any such day is not a Business Day, in which event such Regular Dividends shall be payable on the next succeeding Business Day, without accrual of interest thereon to the actual payment date), commencing on [●], 20211 (each such payment date, a “Regular Dividend Payment Date,” and the period from, and including, the Issue Date to, and including, the first Regular Dividend Payment Date and each such quarterly period thereafter from, but excluding, the immediately preceding Regular Dividend Payment Date to, and including, the next occurring Regular Dividend Payment Date, a “Regular Dividend Period”). The amount of Regular Dividends payable in respect of each share of Series A Preferred Stock for any period shall be computed on the basis of a 360-day year consisting of twelve thirty-day months. Regular Dividends shall begin to accrue from the Issue Date whether or not declared and whether or not the Corporation has assets legally available to make payment thereof, at a rate equal to the applicable Dividend Rate and, if not declared and paid, shall be cumulative, regardless of whether or not in any Regular Dividend Period there are funds of the Corporation legally available for the payment of such Regular Dividend. In the event that the Board of Directors has authorized the payment of any Regular Dividend, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in this Certificate of Designation, settle such Regular Dividend in cash out of funds legally available therefor, in-kind pursuant to the terms and conditions of Section (C) of this Article IV, or a combination of cash and in-kind settlement pursuant to the terms and conditions of Section (D) of this Article IV, and the Corporation shall set aside sufficient funds for the portion of any Regular Dividend to be paid in whole or in part in cash before the Board of Directors or any other authorized Person may declare, set apart funds for or pay any dividend on the Junior Stock. Participating Dividends shall be payable as and when paid to the holders of shares of Common Stock (each such date, a “Participating Dividend Payment Date” and, together with a Regular Dividend Payment Date, a “Dividend Payment Date”). Participating Dividends are payable on a cumulative basis once declared, regardless of whether or not there are then funds of the Corporation available for the payment of such Participating Dividend pursuant to law.

C.            With respect to each share of Series A Preferred Stock, any Regular Dividend or portion thereof in respect of such share of Series A Preferred Stock that has accrued during any applicable Regular Dividend Period but is not paid (in whole or in part) in cash on the applicable Regular Dividend Payment Date (the amount of any accrued and unpaid Regular Dividend with respect to any share of Series A Preferred Stock for any Regular Dividend Period, regardless of whether such Regular Dividend is paid in cash or kind, the “Accrued Dividend Amount” with respect to such share of Series A Preferred Stock for such Regular Dividend Period) shall, regardless of whether or not such Regular Dividend is authorized and declared by the Board of Directors, or whether the Corporation has assets legally available to make payment thereof, be added to the Stated Value of such share of Series A Preferred Stock immediately following the Close of Business on such Regular Dividend Payment Date. Any such addition of the Accrued Dividend Amount in respect of a share of Series A Preferred Stock to the Stated Value of such share of Series A Preferred Stock pursuant to this Section (C) of Article IV is referred to herein as a “PIK Dividend.” The Accrued Dividend Amount in respect of any Regular Dividend Period that is not paid (in whole or in part) in cash shall, without duplication of any prior PIK Dividends (if any) only be added to the Stated Value of such share of Series A Preferred Stock once. Regular Dividends with respect to each share of Series A Preferred Stock shall continue, from and after the date of each PIK Dividend, if any, to accrue, (i) in the case of Regular Dividends in an amount per annum equal to the Dividend Rate (as such amount per annum may be adjusted pursuant to the terms and conditions hereof) of the Stated Value of such share of Series A Preferred Stock as of the relevant Record Date and (ii) in the case of Participating Dividends on an as-converted basis, in each case after giving effect to all prior PIK Dividends pursuant to the immediately preceding sentence. Notwithstanding anything to the contrary in this Certificate of Designation, the Corporation will not be permitted to make any PIK Dividend election to the extent such election would violate the listing standards of the Principal Stock Exchange; provided, however, that nothing herein will affect the compounding of any Regular Dividend that the Corporation does not pay in cash (which compounding will apply even if the Corporation is otherwise prohibited from electing to make any PIK Dividend pursuant to this sentence).

1 NTD: First Regular Dividend Payment Date following the Issue Date.

D.            In the event that the Board of Directors has authorized and declared the payment of a Regular Dividend and the settlement of such Regular Dividend payment in part by payment of cash to each Holder of shares of Series A Preferred Stock and in part pursuant to a PIK Dividend (any such Regular Dividend, a “Cash and PIK Dividend”), the Corporation shall, on the applicable Regular Dividend Payment Date and in respect of each share of Series A Preferred Stock, (i) pay to the Holder thereof an amount of cash equal to the Cash and PIK Dividend Cash Settlement Amount in respect of such share of Series A Preferred Stock, and (ii) add to the Stated Value of such share of Series A Preferred Stock an amount equal to (A) the Accrued Dividend Amount with respect to such share of Series A Preferred Stock for the Regular Dividend Period ending on, and including, such Regular Dividend Payment Date, minus (B) the Cash and PIK Dividend Cash Settlement Amount in respect of such share of Series A Preferred Stock. If the Board of Directors declares a Cash and PIK Dividend, and any portion of the cash payment of such Cash and PIK Dividend per share of Series A Preferred Stock is not paid pursuant to the terms of this Article IV, then such portion shall be added to the Stated Value of such share of Series A Preferred Stock in accordance with the terms of this Section (D) of Article IV.

E.             In the event that the Board of Directors has authorized and declared the payment of a Participating Dividend, such Participating Dividend shall be paid in a manner consistent with the payments of dividends on the shares of Common Stock. The Corporation will not declare any dividend or distribution on the Common Stock unless, concurrently therewith, (i) the Corporation declares a corresponding Participating Dividend in accordance with Section (A) of this Article IV, (ii) the Conversion Price is adjusted in connection with such dividend or distribution pursuant to Section (A) of Article IX or (iii) such dividend or distribution is consistent with any of clauses (1) through (5) of Section (H) of this Article IV.

F.             Except as otherwise provided herein, if at any time the Corporation pays, in cash, less than the total amount of Dividends then accrued, but unpaid, with respect to the shares of Series A Preferred Stock, such cash payment shall be distributed pro rata among the Holders thereof based upon the Stated Value of all shares of Series A Preferred Stock held by each such Holder as of the Record Date for such payment. When Dividends are not paid in full upon the Series A Preferred Stock, all dividends declared on Series A Preferred Stock and any other class or series of Parity Stock shall be paid pro rata so that the amount of dividends so declared on the shares of Series A Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accrued, but unpaid, Dividends (for the full amount of dividends that would be payable for the most recently completed Regular Dividend Period if dividends were declared in full on non-cumulative Parity Stock) on the Series A Preferred Stock and such other class or series of Parity Stock bear to each other.

G.            Within one Business Day of the Record Date for any Regular Dividend, the Corporation will send written notice to each Holder of shares of Series A Preferred Stock stating (i) whether such Regular Dividend will be paid in cash, by increasing the Stated Value of each share of Series A Preferred Stock pursuant to Section (C) of this Article IV, or pursuant to a Cash and PIK Dividend pursuant to Section (D) of this Article IV, and (ii) if such Regular Dividend will be paid, at least in part, by increasing the Stated Value of a share of Series A Preferred Stock pursuant to Section (C) of this Article IV or pursuant to a Cash and PIK Dividend pursuant to Section (D) of this Article IV, the Stated Value of each share of Series A Preferred Stock immediately before and immediately after the applicable increase. If the Corporation fails to send such written notice at or before the Close of Business on the Business Day immediately following the Record Date for any Regular Dividend, then the Corporation will be deemed to have irrevocably elected to pay such Regular Dividend solely by increasing the Stated Value of each share of Series A Preferred Stock pursuant to Section (C) of this Article IV.

H.            Subject to the terms and conditions of Articles VII and VIII, for so long as any share of Series A Preferred Stock remains issued and outstanding, from and after the time, if any, that the Corporation shall have failed to pay or distribute, as applicable, any unpaid Participating Dividend in accordance with the terms and conditions of this Article IV, no dividend shall be declared, paid or set apart for payment, and no other distribution declared or made, upon any Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption or other purchase of any such Junior Stock) by the Corporation, directly or indirectly, unless (x) the Corporation declares a corresponding Participating Dividend in accordance with Section (A) of this Article IV with such dividend or distribution or (y) the Conversion Price is adjusted in connection with such dividend, distribution, redemption, purchase or other acquisition pursuant to Section (A) of Article IX, until the amount of all unpaid Participating Dividends, if any, with respect to each share of Series A Preferred Stock shall have been paid in full, in each case without the prior written consent of the Majority Holders; provided, however, that the foregoing limitation shall not apply to:

1.            purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of or to the Corporation or any of its Subsidiaries;

2.            an exchange, redemption, reclassification or conversion of any class or series of Junior Stock solely for any other class or series of Junior Stock (and cash payments in lieu of issuing fractional shares of such Junior Stock);

3.            any dividend in the form of shares, warrants, options or other rights where the dividended shares or the shares issuable upon exercise of such warrants, options or other rights are the same shares as those on which the dividend is being paid or ranks equal or junior to such shares, provided that appropriate adjustments, if any, are made to the then-applicable Conversion Price pursuant to Section (A) of Article IX prior to the issuance of such shares, warrants, options or other rights;

4.            any distribution, to holders of Junior Stock, of Junior Stock or rights to purchase Junior Stock, provided that appropriate adjustments, if any, are made to the then-applicable Conversion Price pursuant to Section (A) of Article IX prior to such distribution; or

5.            any dividend in connection with the implementation of a bona fide stockholder rights or similar plan, or a redemption or repurchase of any Junior Stock pursuant to any such stockholder rights or similar plan.

Article V

LIQUIDATION, DISSOLUTION OR WINDING UP

A.            Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (each, a “Liquidation Event”), after satisfaction of all liabilities and obligations to creditors of the Corporation, subject to the rights of any class or series of Senior Stock and before any distribution or payment shall be made to any holder of any Junior Stock, and subject to Section (C) of this Article V, each Holder shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) legally available therefor, an amount per share of Series A Preferred Stock equal to the greater of:

1.            the sum of (a) the Stated Value with respect to such share, plus (b) any unpaid Participating Dividend as of the date of the liquidating payment, plus (c) without duplication of any accrued and unpaid Regular Dividends previously added to the Stated Value of such share of Series A Preferred Stock, all accrued and unpaid Regular Dividends with respect to such share through, but excluding, the date of the liquidating payment; and

2.            the amount that such Holder would have received had such Holder, as of the commencement of such Liquidation Event, converted each share of Series A Preferred Stock held by such Holder into Conversion Shares pursuant to Section (C) of Article VII using the then-applicable Conversion Price (the greater of the applicable amounts referred to in Sections (A)(1) and (A)(2) of this Article V, the “Liquidation Preference”).

B.            No Holder shall (i) be entitled to any payment in respect of its shares of Series A Preferred Stock in the event of any Liquidation Event other than payment of the Liquidation Preference expressly provided for in Section (A) of this Article V, or (ii) have any further right or claim to any of the Corporation’s remaining assets, including any right or claim to participate in the receipt of any payment on Junior Stock in connection therewith (except as provided in Section (A)(2) of this Article V).

C.            If, in connection with any liquidating distribution pursuant to Section (A) of this Article V, the assets of the Corporation or proceeds thereof are not sufficient to pay in full the applicable Liquidation Preference payable on the shares of Series A Preferred Stock and the corresponding liquidating distributions payable on the shares of Parity Stock, if any, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective aggregate liquidating distributions that would be payable on all such shares if all amounts payable thereon were paid in full.

D.            For purposes of this Article V, the (i) merger, consolidation, exchange, amalgamation or combination of the Corporation with or into any other entity, (ii) merger, consolidation, exchange, amalgamation or combination of any other entity with or into the Corporation, or (iii) sale, conveyance, lease or other disposition of all or substantially all of the assets of the Corporation, in each case, shall not constitute a Liquidation Event.

Article VI

VOTING RIGHTS

A.            Except as otherwise required by law, (i) each Holder shall be entitled to a number of votes equal to the largest number of whole shares of Common Stock into which all shares of Series A Preferred Stock held of record by such Holder could then be converted pursuant to Section (C) of Article VII as of the Record Date for the determination of stockholders entitled to vote or consent on the applicable matter(s) or, if no such Record Date is established, at the date such vote or consent is taken or any written consent of such stockholders is first executed, (ii) except as otherwise provided in this Article VI and subject to the requirements of applicable law, the Holders shall be entitled to vote as a single class together with the holders of shares of Common Stock (and, to the extent applicable, with the holders of any other class or series of Capital Stock of the Corporation) on all matters submitted for a vote of or consent by holders of shares of Common Stock, and (iii) each Holder shall be entitled to notice of all meetings of the holders of shares of Common Stock (or of any proposed action by written consent of such holders) in accordance with the Bylaws as if the Holders were holders of shares of Common Stock.

B.            For so long as any share of Series A Preferred Stock remains issued and outstanding, the Corporation shall not, without first obtaining the written consent of the Majority Holders or the affirmative vote of the Majority Holders at a meeting of all Holders called for that purpose issue any additional shares of Series A Preferred Stock. For so long as any share of Series A Preferred Stock remains issued and outstanding, the Holders shall be entitled to vote as a separate class from the holders of shares of Common Stock (and, to the extent applicable, as a separate class from the holders of any other class or series of Capital Stock of the Corporation) on any amendment to this Certificate of Designation that amends and relates solely to the terms of the Series A Preferred Stock, and holders of shares of Common Stock or any other class or series of Capital Stock of the Corporation shall not be entitled to vote thereon. Upon the first date that all shares of Series A Preferred Stock cease to be issued and outstanding, the provisions set forth in the foregoing sentence of this Sections (B) of this Article VI shall (unless terminated earlier in accordance with the terms and conditions of any such provision) automatically terminate and be of no further force or effect without the requirement of any additional action by any of the Holders or the Corporation.

C.            For so long as any share of Series A Preferred Stock remains issued and outstanding, any action required or permitted to be taken by the Holders of shares of Series A Preferred Stock may be effected without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Majority Holders and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of holders of any other class or series of Capital Stock of the Corporation are recorded.

Article VII

CONVERSION

A.           Mandatory Conversion Right of the Corporation. Subject to the terms and conditions of this Article VII (including the conversion procedures set forth in Section (D) of this Article VII), at any time after the second anniversary of the Issue Date, if the 20/30-Day VWAP, measured as of the date that the Corporation’s Notice of Mandatory Conversion is sent pursuant to Section (B) of this Article VII, exceeds 170% of the Conversion Price, the Corporation shall have the right (but not the obligation) to convert (a “Mandatory Conversion”) all (and not less than all) of the then-issued-and-outstanding shares of Series A Preferred Stock into shares of Common Stock (the date selected by the Corporation for any Mandatory Conversion pursuant to this Section (A) of Article VII, the “Mandatory Conversion Date” and the foregoing right of the Corporation, the “Mandatory Conversion Right”). In the case of a Mandatory Conversion, each Holder shall be entitled to receive, in respect of all of such Holder’s shares of Series A Preferred Stock (the number of such shares, a Holder’s “Mandatory Converting Amount”), (i) a number of whole shares of Common Stock equal to the product of (A) such Holder’s Mandatory Converting Amount, multiplied by (B) the quotient of (1) the sum of (x) the Stated Value of one share of Series A Preferred Stock as of the Mandatory Conversion Date, plus (y) the aggregate amount of unpaid Participating Dividends, if any, with respect to one share of Series A Preferred Stock, as of the Mandatory Conversion Date, plus (z) without duplication of all accrued and unpaid Regular Dividends previously added to the Stated Value of such share of Series A Preferred Stock, all accrued and unpaid Regular Dividends per share of Series A Preferred Stock through, but excluding, the Mandatory Conversion Date, divided by (2) the Conversion Price as of the Mandatory Conversion Date, and (ii) cash in lieu of any fractional share of Common Stock otherwise due (but for the requirement to deliver only whole shares) under clause (i), determined in accordance with Section (H) of Article IX; provided, however, that, if the Mandatory Conversion Date occurs on or after the Record Date for a Dividend and on or before the immediately following Dividend Payment Date and Dividends have been declared for such Dividend Payment Date, then (aa) on such Dividend Payment Date, such Dividend will be paid to the Holder of each share of Series A Preferred Stock as of the Close of Business on the applicable Record Date for such Dividend, notwithstanding the Corporation’s exercise of its Mandatory Conversion Right, and (bb) the amount of such Dividend, if a Regular Dividend, will not be included in the Stated Value referred to in clause (i)(B)(1)(x) above or added pursuant to clause (i)(B)(1)(z) above; provided, further, that the Corporation will in no event fix a Mandatory Conversion Date that is on or after the Record Date for a Dividend and on or before the immediately following Dividend Payment Date unless the Board of Directors shall have authorized and declared such Dividend and the Corporation shall have set aside the full amount of such Dividend due on such Dividend Payment Date.

B.            Mandatory Conversion Process. If the Corporation elects to effect a Mandatory Conversion, the Corporation shall provide written notice of the Mandatory Conversion to each Holder of shares of Series A Preferred Stock (such notice, a “Notice of Mandatory Conversion”). The Mandatory Conversion Date selected by the Corporation shall be at least five (5) Business Days and not more than fifteen (15) Business Days after the date on which the Corporation provides the Notice of Mandatory Conversion to each such Holder pursuant to this Section (B) of Article VII. The Notice of Mandatory Conversion shall state, as appropriate: (i) the Mandatory Conversion Date selected by the Corporation; (ii) the Conversion Price as in effect on the date of the Notice of Mandatory Conversion; (iii) the number of shares of Common Stock to be issued (and the amount of cash to be paid in lieu of any fractional share) to such Holder upon conversion of the shares of Series A Preferred Stock held by such Holder, calculated in accordance with the Conversion Price referred to in the immediately preceding clause (ii); and (iv) to the extent applicable pursuant to the first proviso in Section (A) of this Article VII, the amount of Dividends to be paid to such Holder on the next Dividend Payment Date. Notwithstanding anything to the contrary in this Article VII, the Corporation may not issue a Notice of Mandatory Conversion or effect a Mandatory Conversion or settle any such conversion unless the Liquidity Conditions are satisfied, as of the date such notice is sent, as of the related Mandatory Conversion Date and as of the date the Mandatory Conversion is settled, with respect to the shares of Common Stock to be issued in connection therewith.

C.            Optional Conversion Right of the Holders. Subject to the terms and conditions of this Article VII (including the conversion procedures set forth in Section (D) of this Article VII), at any time after the Issue Date, each Holder of shares of Series A Preferred Stock shall have the right, at such Holder’s option, to convert any or all of such Holder’s shares of Series A Preferred Stock (a Holder’s “Optional Conversion Right”), and the total number of shares of Series A Preferred Stock subject to a Holder’s exercise of its Optional Conversion Right (such number, a Holder’s “Optional Converting Amount”) shall be converted into (i) a number of whole shares of Common Stock equal to the product of (A) such Holder’s Optional Converting Amount, multiplied by (B) the quotient of (1) the sum of (x) the Stated Value of one share of Series A Preferred Stock as of the related Optional Conversion Date, plus (y) the aggregate amount of unpaid Participating Dividends, if any, with respect to one share of Series A Preferred Stock, as of such Optional Conversion Date, plus (z) without duplication of any accrued and unpaid Regular Dividends previously added to the Stated Value of such share of Series A Preferred Stock, all accrued and unpaid Regular Dividends per share of Series A Preferred Stock through, but excluding, such Optional Conversion Date, divided by (2) the Conversion Price as of such Optional Conversion Date, and (ii) cash in lieu of any fractional share otherwise due (but for the requirement to deliver only whole shares) under clause (i), determined in accordance with Section (H) of Article IX; provided, however, that, if the applicable Optional Conversion Date for the conversion of any share of Series A Preferred Stock occurs on or after the Record Date for a Dividend and on or before the immediately following Dividend Payment Date and Dividends have been declared for such Dividend Payment Date, then (x) on such Dividend Payment Date, such Dividend will be paid to the applicable Holder of each share of Series A Preferred Stock as of the Close of Business on the applicable Record Date for such Dividend, notwithstanding any such Holder’s exercise of its Optional Conversion Right, and (y) the amount of such Dividend, if a Regular Dividend, will not be included in the Stated Value referred to in clause (i)(B)(1)(x) above or added pursuant to clause (i)(B)(1)(z) above. Notwithstanding anything to the contrary set forth in this Section (C) of Article VII, in no event shall a Holder be entitled to exercise its Optional Conversion Right in respect of fewer than 12,500 shares of Series A Preferred Stock (unless such Holder’s exercise of its Optional Conversion Right is in respect of all remaining shares of Series A Preferred Stock held by such Holder and its Affiliates).

D.            Conversion Procedures. A Holder must comply with each of the following requirements in order to convert its Optional Converting Amount pursuant to Section (C) of this Article VII:

1.            complete and manually sign the conversion notice substantially in the form of Annex A attached hereto (the “Notice of Conversion”), and deliver such Notice of Conversion to the Conversion Agent;

2.            if required, furnish appropriate endorsements and transfer documents in form and substance reasonably acceptable to the Corporation; and

3.            if required, pay any share transfer, documentary, stamp or similar taxes not payable by the Corporation pursuant to the Investment Agreement.

The “Optional Conversion Date” shall mean the date on which a holder complies with the procedures set forth in this Section (D) of this Article VII.

E.             Effect of Conversion. Except to the extent provided in the first proviso to Section (A) of this Article VII or in the proviso to Section (C) of this Article VII, effective immediately as of to the Close of Business on the Mandatory Conversion Date or the Optional Conversion Date, Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall cease to be outstanding.

F.             Record Holder of Securities Underlying a Conversion or Redemption; Settlement of Conversion Shares. The Holder of shares of Series A Preferred Stock subject to any exercise of (i) the Corporation’s Mandatory Conversion Right or (ii) a Holder’s Optional Conversion Right, in each case, entitled to receive the shares of Common Stock issuable upon such conversion or redemption (such shares of Common Stock, the “Conversion Shares”) shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Close of Business on the Mandatory Conversion Date or the Optional Conversion Date, respectively; provided, however, that, subject to compliance with the Investment Agreement, such Holder may identify one or more other Persons to receive such Conversion Shares in connection with any such conversion in such Holder’s Notice of Conversion (or, in the case of a Mandatory Conversion, in a written notice sent to the Corporation no later than the Business Day immediately following the related Mandatory Conversion Date), as applicable. In the case of a conversion, as promptly as practicable on or after the applicable Optional Conversion Date or Mandatory Conversion Date (and in no event later than the third Trading Day thereafter), the Corporation shall issue to such record holder(s) the number of whole Conversion Shares issuable upon such conversion (and deliver payment of cash in lieu of any fractional share of Common Stock otherwise due (but for the requirement to issue only whole shares), as determined in accordance with Section (H) of Article IX)). Conversion Shares shall not be certificated and shall be registered in the name of Continental’s nominee and delivered to Continental (or the Continental custodian of the Common Stock) or, if directed otherwise by the applicable Holder, to the account so directed. In the event that a Holder shall not by written notice comply with any of the requirements set forth in this Section (F) of Article VII, the Corporation shall be entitled to register and deliver such Conversion Shares or, as applicable, cash to and in the name of the Holder in the manner shown in the books and records of the Corporation.

G.            Status of Converted or Acquired Shares. Without limiting the right of Holders to receive any Dividend on a Dividend Payment Date pursuant to the first proviso to Section (A) of this Article VII or the proviso to Section (C) of this Article VII, (i) shares of Series A Preferred Stock duly converted in accordance with this Certificate of Designation, or otherwise acquired by the Corporation in any manner whatsoever, shall be canceled upon the conversion or acquisition thereof, and (ii) all such shares of Series A Preferred Stock shall upon their cancelation constitute authorized but unissued shares of Preferred Stock, without designation or classification as to series, until such shares are once more designated or classified as part of a particular series by the Board of Directors pursuant to the provisions of the Charter.

Article VIII

REDEMPTION

A.            Mandatory Redemption Upon the Occurrence of a Change of Control.

1.            In the event of the consummation of a transaction resulting in a Change of Control, the Corporation (or its successor) shall be required to redeem, by irrevocable written notice to the Holders, all of the then-issued-and-outstanding shares of Series A Preferred Stock held by all Holders. Upon such redemption, the Corporation will pay or deliver, as applicable, to each Holder in respect of each share of Series A Preferred Stock held by such Holder, an amount equal to the greater of (a) cash in an amount equal to the sum of (1) the Stated Value of one share of Series A Preferred Stock as of the Mandatory Redemption Date plus the aggregate amount of unpaid Participating Dividends, if any, with respect to one share of Series A Preferred Stock as of the Mandatory Redemption Date, plus (2) the aggregate amount of accrued and unpaid Dividends from the Dividend Payment Date immediately preceding the Mandatory Redemption Date through, but excluding, the Mandatory Redemption Date, and (b) the amount of cash and/or other assets (including securities and other property or rights, whether actual, deferred, contingent or otherwise, to receive securities or other property, such as contingent value or similar rights) that such Holder would have received had such Holder, as of the Close of Business on the Business Day immediately prior to the effective date of such transaction resulting in a Change of Control, converted such share of Series A Preferred Stock into Conversion Shares pursuant to Section (C) of Article VII and participated in such transaction resulting in such Change of Control as a holder of shares of Common Stock (such greater amount, the “Mandatory Redemption Price”). No later than the consummation of any transaction resulting in a Change of Control, the Corporation (or its successor) shall deliver or cause to be delivered to each Holder the Mandatory Redemption Price with respect to such Holder’s shares of Series A Preferred Stock; provided, that, in each case, the Corporation shall only be required to pay the Mandatory Redemption Price to the extent such payment can be made out of funds legally available therefor. Notwithstanding anything to the contrary in this Certificate of Designation (including the terms and conditions of Section (I) of Article IX), the Corporation will (I) not be permitted to deliver any shares of Common Stock upon the occurrence of a Change of Control to the extent such delivery would violate the rules and regulations of the Principal Stock Exchange, and (II) in such case, be required to settle any such amount in cash or other non-stock assets.

2.            On or prior to the tenth (10th) Business Day prior to the date on which the Corporation anticipates consummating a transaction which would result in a Change of Control (or, if later, promptly after the Corporation shall have discovered that a transaction resulting in a Change of Control has occurred), the Corporation shall send written notice (a “Change of Control Notice”) in the manner set forth in Article XI to the Holders of record of shares of Series A Preferred Stock, which such Change of Control Notice shall include (a) the date on which the transaction that would result in a Change of Control is anticipated to be effected (or, to the extent applicable, the date on which a Schedule TO or other similar schedule, form or report disclosing the occurrence of a Change of Control was filed), (b) a description of the material terms and conditions of such transaction, (c) a statement that all shares of Series A Preferred Stock shall be redeemed by the Corporation (or its successor) on a date specified in such Change of Control Notice (the “Mandatory Redemption Date”), which such date must be a Business Day of the Corporation’s choosing that is no later than the date of the consummation of the transaction resulting in such Change of Control, (d) the Mandatory Redemption Price with respect to each share of Series A Preferred Stock, and (e) the procedures that Holders of shares of Series A Preferred Stock must follow in order for their shares of Series A Preferred Stock to be redeemed. Any Change of Control Notice mailed or delivered as provided in this Section (A)(2) of Article VIII shall be conclusively presumed to have been duly given, whether or not any applicable Holder receives such notice, but failure to duly give such notice by mail or delivery, or any defect in such notice or in the mailing or delivery thereof, to any Holder of shares of Series A Preferred Stock to be redeemed pursuant to this Section (A) of Article VIII shall not affect the validity of the proceedings for the redemption of any other share(s) of Series A Preferred Stock to the extent that such failure to duly give notice or any defect in such notice or the mailing or delivery thereof (in each case, to the extent such failure or defect is not promptly cured or corrected) does not materially prejudice any such Holder. The Holder of shares of Series A Preferred Stock subject to any redemption pursuant to this Section (A) of Article VIII entitled to receive any securities or other assets payable upon such redemption pursuant to Section (A)(1)(b) of this Article VIII shall be treated for all purposes as the record holder of such securities or assets as of the Close of Business on the Mandatory Redemption Date; provided, however, that such Holder may identify one or more other Persons to receive such securities or assets in connection with any such redemption in a written notice sent to the Corporation no later than three Business Days prior to the Mandatory Redemption Date.

3.            If, in connection with a transaction resulting in a Change of Control, the Corporation or its successor shall not have sufficient funds legally available under the DGCL to redeem all outstanding shares of Series A Preferred Stock, then the Corporation shall (a) redeem, pro rata among the Holders, a number of shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock that can be redeemed with the maximum amount legally available for the redemption of such shares of Series A Preferred Stock under the DGCL, and (b) redeem all remaining shares of Series A Preferred Stock not redeemed because of the foregoing limitations at the applicable Mandatory Redemption Price as soon as practicable after the Corporation (or its successor) is able to make such redemption out of assets legally available for the purchase of such share of Series A Preferred Stock. The inability of the Corporation (or its successor) to make a redemption payment for any reason shall not relieve the Corporation (or its successor) from its obligation to effect any required redemption when, as and if permitted by applicable law.

C.            Status of Redeemed Shares. (i) Shares of Series A Preferred Stock duly redeemed in accordance with this Certificate of Designation, or otherwise acquired by the Corporation in any manner whatsoever, shall be canceled upon the acquisition thereof, and (ii) all such shares of Series A Preferred Stock shall upon their cancelation constitute authorized but unissued shares of Preferred Stock, without designation or classification as to series, until such shares are once more designated or classified as part of a particular series by the Board of Directors pursuant to the provisions of the Charter.

Article IX

CONVERSION ADJUSTMENTS

A.            Anti-Dilution Adjustments. The Conversion Price will be subject to adjustment under the following circumstances at any time or from time to time while any share of Series A Preferred Stock is issued and outstanding:

1.      If a subdivision or consolidation of the shares of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock occurs, then the Conversion Price will be adjusted based on the following formula:

where:

CP0 =	the Conversion Price in effect immediately prior to the Open of Business on the effective date of such subdivision, consolidation or reclassification;

CP1 =	the new Conversion Price in effect immediately after the Open of Business on such effective date;

OS0 =	the number of shares of Common Stock issued and outstanding immediately prior to the Open of Business on such effective date, without giving effect to such subdivision, consolidation or reclassification; and

OS1 =	the number of shares of Common Stock that would be issued and outstanding immediately after, and solely as a result of, such subdivision, consolidation or reclassification.

Any adjustment made pursuant to this Section (A)(1) of Article IX shall be effective as of the time set forth in the definition of CP1 above. If any such event is declared but does not occur, the Conversion Price shall be readjusted, effective as of the date the Corporation announces that such event shall not occur, to the Conversion Price that would then be in effect if such event had not been declared.

2.      If the Corporation or one or more of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than any such payment (A) made (x) pursuant to an “open market” transaction in compliance with Rule 10b-18 under the Exchange Act, or (y) in connection with an “accelerated share repurchase” on customary terms, and (B) that does not constitute a “tender offer” under the Exchange Act), where the cash and value (determined in good faith by the Board of Directors as of the time such tender or exchange offer expires (such time, the “Expiration Time”)) of any other consideration included in the payment per share of Common Stock tendered into such tender offer or exchanged pursuant to such exchange offer exceeds the Closing Price per share of Common Stock on the Trading Day immediately after the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) (such last date, the “Expiration Date”), then the Conversion Price will be decreased based on the following formula:

where:

CP0 =	the Conversion Price in effect immediately prior to the Expiration Time;

CP1 =	the new Conversion Price in effect immediately after the Expiration Time;

AC =	the fair market value (as determined in good faith by the Board of Directors), as of the Expiration Time, of the aggregate value of all cash and any other consideration paid or payable for such shares of Common Stock in such tender or exchange offer;

OS1 =	the number of shares of Common Stock issued and outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS0 =	the number of shares of Common Stock issued and outstanding immediately before the Expiration Time (before giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP =	the Closing Price per share of Common Stock on the Trading Day immediately after the Expiration Date;

provided, however, that, if the application of such adjustment with respect to such purchase would result in an increase to the Conversion Price, then no such adjustment will be made for such purchase. Any adjustment made pursuant to this Section (A)(2) of Article IX shall become effective as of the time set forth in the definition of CP1 above. In the event that the Corporation or any of its Subsidiaries becomes obligated to purchase shares of Common Stock in a transaction that resulted in an adjustment to the Conversion Price pursuant to this Section (A)(2) of Article IX but is prevented by applicable law from effecting such purchase, or such purchase is rescinded, then the Conversion Price shall be readjusted to be the Conversion Price that would then be in effect if such adjustment had not been made (and shall be re-adjusted again if such purchase shall later be permitted to occur).

B.            Calculation of Adjustments. All adjustments to the Conversion Price shall be calculated by the Corporation to the nearest $0.0001 (with $0.00005 rounded upward).

C.            When No Adjustment Required.

1.            Except as otherwise provided in this Article IX, the Conversion Price will not be adjusted for the issuance of shares of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

2.            No adjustment of the Conversion Price shall be made as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

3.            Notwithstanding anything to the contrary set forth in this Article IX, no adjustment to the Conversion Price shall be made:

(a)            upon the issuance of Conversion Shares;

(b)            upon the issuance of any share of Common Stock or option or right to purchase, or other securities convertible into or exchangeable or exercisable for, shares of Common Stock pursuant to any former, present or future employee, director, manager or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries or of any employee or director agreement, arrangement or program, in each case where such issuance, plan, program, agreement or arrangement is or has been approved by the Board of Directors or a committee thereof (including, for the avoidance of doubt, the Corporation’s Fifth Amended and Restated 2008 Stock Incentive Plan and 2016 Employee Stock Purchase Plan, in each case, as amended from time to time;

(c)            upon the issuance of any share of Common Stock pursuant to the conversion, exchange or exercise of any Parity Stock or Junior Stock;

(d)            upon the issuance of any Parity Stock or Junior Stock in connection with any “business combination” (as defined in the rules and regulations promulgated by the SEC) or otherwise in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business;

(e)            upon the issuance of capital stock of a Subsidiary or joint venture of the Corporation issued to the Corporation or any Subsidiary of the Corporation; or

(f)             for a change in the par value of the shares of Common Stock.

D.            Successive Adjustments; Multiple Adjustments. For the avoidance of doubt, (i) after an adjustment to the Conversion Price under this Article IX, any subsequent event requiring an adjustment under this Article IX shall cause an adjustment to such Conversion Price as so adjusted, and (ii) if an event occurs that would trigger an adjustment to the Conversion Price pursuant to more than one subsection of Section (A) of this Article IX, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that, if more than one subsection of Section (A) of this Article IX is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

E.            Other Adjustments. Subject to the applicable listing standards of the Principal Stock Exchange, the Corporation may, but shall not be required to, make such decreases to the Conversion Price, in addition to those required by this Article IX, as the Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holder of shares of Common Stock resulting from any dividend or distribution of shares or issuance of rights or warrants to purchase or subscribe for shares or from any event treated as such for income tax purposes or for any other reason.

F.            Notice of Adjustments. Subject to the terms and conditions of Section (B) of this Article IX, the Corporation shall, as soon as reasonably practicable following the occurrence of an event that requires an adjustment under Section (A) of this Article IX (or, if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Corporation makes an adjustment pursuant to Section (E) of this Article IX:

1.            compute the adjusted applicable Conversion Price in accordance with this Article IX and prepare and transmit to the Conversion Agent an officer’s certificate setting forth the applicable Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

2.            provide a written notice to the Holders of shares of Series A Preferred Stock then issued and outstanding of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Price was determined and setting forth the adjusted applicable Conversion Price.

G.            Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder of shares of Series A Preferred Stock to determine whether any fact or event exists or has been approved or authorized that may require any adjustment of the applicable Conversion Price or with respect to the nature, extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any notice delivered pursuant to Section (F) of this Article IX and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such notice or certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any share of Series A Preferred Stock or any share of Common Stock, or of any securities or property, that may at the time of any adjustment or conversion be issued or delivered with respect to any share of Series A Preferred Stock, and the Conversion Agent makes no representation with respect thereto. The Conversion Agent, if other than the Corporation, shall not be responsible for any failure of the Corporation to issue, transfer or deliver any share of Common Stock pursuant to the conversion of shares of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Article IX.

H.            Fractional Shares. The Corporation shall not issue any fractional share of Common Stock upon conversion of any share of Series A Preferred Stock. In lieu of fractional shares otherwise issuable, Holders of shares of Series A Preferred Stock will be entitled to receive an amount in cash equal to the product of (i) such fraction of a share of Common Stock, multiplied by (ii) the 20-Day VWAP, measured as of (A) in the event of the Corporation’s exercise of its Mandatory Conversion Right pursuant to Section (A) of Article VII, the date that the Corporation provides the Holders with the Notice of Mandatory Conversion pursuant to Section (B) of Article VII or (B) in the event that a Holder has exercised its Optional Conversion Right pursuant to Section (C) of Article VII, the date that the Corporation receives such Holder’s Notice of Conversion pursuant to Section (D) of Article VII. In order to determine whether the number of shares of Common Stock to be delivered to a Holder of shares of Series A Preferred Stock upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share (in lieu of which cash would be paid hereunder), such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted with the same Conversion Date.

I.            Reorganization Events.

1.            Unless it is a Change of Control and the Corporation complies with its obligations under Section (A) of Article VIII to redeem the Series A Preferred Stock, if there occurs:

(a)            any reclassification, statutory exchange, merger, amalgamation, consolidation or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which the Common Stock is changed or converted into, or exchanged for, or represent solely the right to receive, cash, securities or other property;

(b)            any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Corporation, in each case pursuant to which the shares of Common Stock are converted into cash, securities or other property; or

(c)            any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or amalgamation covered by Section I(1)(a) of this Article IX) or reclassification, recapitalization or reorganization of the shares of Common Stock into other securities, (each of which is referred to as a “Reorganization Event,” with such cash, securities or other property being referred to as “Reference Property” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such Reorganization Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property and without any interest on such Reference Property or any right to any dividend or distribution on such Reference Property that has a record date that is prior to the effective time of such Reorganization Event) being referred to as a “Reference Property Unit”)) then, effective as of the effective time (or consummation, if applicable) of such Reorganization Event, without the requirement of any action by or receipt of any consent from any Holder of shares of Series A Preferred Stock (but subject to the terms and conditions of Section (I)(2) of this Article IX), (I) the consideration due upon conversion of any share of Series A Preferred Stock, the adjustments to the Conversion Price, the determination of the amount and kind of Participating Dividends that Holders of Series A Preferred Stock will be entitled to receive, and the conditions to any Mandatory Conversion, will each be determined in the same manner as if each reference to any number of shares of Common Stock in this Certificate of Designation were instead a reference to the same number of Reference Property Units; and (II) for purposes of the definition of “Change of Control,” the “Capital Stock” of the Corporation will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, the Closing Price or VWAP of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Corporation (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If such Reorganization Event provides for different treatment of shares of Common Stock held by Affiliates of the Corporation and non-Affiliates or by the Person with which the Corporation amalgamated or consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, then the composition of the Reference Property Unit will be determined based on the cash, securities or other property that were distributed in such Reorganization Event to holders of shares of Common Stock that are not Constituent Persons or Affiliates of the Corporation or Constituent Persons. In addition, if the kind or amount of cash, securities or other property receivable upon a Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate of the Corporation or a Constituent Person, then for the purpose of this Section (I) of Article IX, the composition of the Reference Property Unit will be determined based on the weighted average, as determined by the Corporation in good faith, of the types and amounts of consideration received by the holders of shares of Common Stock.

2.            Exchange Property Election. In the event that the holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in a Reorganization Event, such consideration that the Holders of shares of Series A Preferred Stock shall be entitled to receive shall be determined by the Majority Holders on or before the earlier of (a) the deadline for elections by holders of shares of Common Stock, and (b) two Business Days before the anticipated effective date (or consummation, if applicable) of such Reorganization Event.

3.            Reorganization Event Notice. The Corporation (or any successor) shall, no less than ten (10) Business Days prior to the anticipated effective date (or consummation, if applicable) of any Reorganization Event, provide written notice to the Holders of shares of Series A Preferred Stock of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Reference Property Unit. Failure to deliver such notice shall not affect the operation of the remainder of this Section (I) of Article IX.

4.            Limitation on Reorganization Event Agreements. The Corporation shall not enter into any agreement with respect to a transaction that, upon consummation, would constitute a Reorganization Event unless (a) such agreement provides for or does not interfere with or prevent (as applicable) conversion or other settlement of all shares of Series A Preferred Stock then-issued-and-outstanding in accordance with the terms and conditions of Section (I)(1) of this Article IX, and (b) to the extent that the Corporation is not the surviving entity in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreement or series of agreements governing such Reorganization Event for:

(I)             the conversion or other settlement of all shares of Series A Preferred Stock issued and outstanding as of the Reorganization Event in accordance with the terms and conditions of Section (I)(1) of this Article IX, and

(II)            in the case of a Reorganization Event described in Section (I)(1)(b) of this Article IX, an exchange of all shares of Series A Preferred Stock issued and outstanding as of the Reorganization Event for comparable shares of the Person to whom the Corporation’s assets are conveyed or transferred, having voting powers, preferences, and relative, participating, optional or other special rights as nearly equal as possible to those provided in this Certificate of Designation.

5.            Change of Control. Nothing in this Section (I) of Article IX will affect the Corporation’s obligation to redeem the Series A Preferred Stock pursuant to Section (A) of Article VIII.

J.            Stockholder Rights Plans. If the Corporation distributes any right pursuant to any stockholder rights plan on or after the Issue Date, then such distribution will not require a Participating Dividend except to the extent provided in the immediately following sentence. If any share of Common Stock is issued upon conversion of any share of Series A Preferred Stock and, at the time of such conversion, the Corporation has in effect a stockholder rights plan, then the Holder of such shares of Series A Preferred Stock will be entitled to receive or have the benefit of, in addition to, and concurrently with the delivery of, the consideration otherwise payable under this Certificate of Designation upon such conversion, the rights set forth in such stockholder rights plan.

Article X

RESERVATION OF SHARES

The Corporation shall, at all times when any share of Series A Preferred Stock is issued and outstanding, reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all then issued and outstanding shares of Series A Preferred Stock. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion or redemption of the shares of Series A Preferred Stock, the Corporation shall comply with all applicable laws and regulations that require action to be taken by the Corporation to authorize, permit or cause such delivery. Each share of Common Stock, when issued upon conversion or redemption of any share of Series A Preferred Stock, will be duly authorized, validly issued, fully paid and non-assessable and will be listed on each stock exchange, if any, on which the shares of Common Stock are then listed.

Article XI

NOTICES

Except as otherwise expressly provided herein, any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, (ii) the date of actual receipt by the party to whom such notice is given, and (iii) five (5) days following the date of mailing if sent by registered or certified mail, return receipt requested to the address of the recipient set forth in this Article XI or, if not so set forth, as otherwise reflected in the Corporation’s records. The addresses for such communications shall be: (A) if to the Corporation, to: ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, MN 56623, Attn: Nikhil Lalwani, President & CEO, E-mail: nikhil.lalwani@anipharmaceuticals.com with a copy to (which copy alone shall not constitute notice): Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004, Attn: Kenneth A. Lefkowitz, E-mail: ken.lefkowitz@hugheshubbard.com or (B) if to a Holder of shares of Series A Preferred Stock, to the address appearing on the Corporation’s shareholder records or such other address as such holder may provide to the Corporation in accordance with this Article XI. The address for the initial Holders of the shares of Series A Preferred Stock on the Issue Date is c/o Ampersand Capital Partners, 55 William St., Ste. 240, Wellesley, MA 02481, United States, Attn: Herbert H. Hooper, Managing Partner, E-mail: HHH@ampersandcapital.com. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are issued in book-entry form through Continental or any similar facility, any such notice may be given to a Holder of the Series A Preferred Stock in any manner permitted by such facility.

Article XII

CERTAIN DEFINITIONS

As used in this Certificate of Designation, the following terms shall have the following meanings, unless the context otherwise requires:

“20/30-Day VWAP” per share of Common Stock, measured as of any date of determination, shall mean the highest possible arithmetic average of the VWAP per share of Common Stock for any twenty VWAP Trading Days out of the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately preceding such date of determination.

“20-Day VWAP” per share of Common Stock, measured as of any date of determination, shall mean the arithmetic average of the VWAP per share of Common Stock for each of the twenty (20) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately preceding such date of determination.

“Accrued Dividend Amount” shall have the meaning ascribed to it in Section (C) of Article IV.

“Affiliate” shall have the meaning ascribed to it in Rule 144(a) under the Securities Act.

“Board of Directors” shall have the meaning ascribed to it in the recitals.

“Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York, generally are authorized or obligated by law, regulation or executive order to close.

“Bylaws” shall mean the Bylaws of the Corporation as in effect on any date of determination.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by the Corporation, including the Common Stock and the Corporation’s preferred stock, par value $0.0001 per share.

“Cash and PIK Dividend” shall have the meaning ascribed to it in Section (D) of Article IV.

“Cash and PIK Dividend Aggregate Cash Amount” shall mean, with respect to any Cash and PIK Dividend authorized and declared by the Board of Directors (or any duly authorized committee thereof), the aggregate amount of cash authorized and declared to be paid to the Holders in respect of all issued and outstanding shares of Series A Preferred Stock as of the Record Date for such Cash and PIK Dividend.

“Cash and PIK Dividend Cash Settlement Amount” shall mean, with respect to each share of Series A Preferred Stock, an amount equal to the quotient of (A) the Cash and PIK Dividend Aggregate Cash Amount, divided by (B) the aggregate number of shares of Series A Preferred Stock issued and outstanding as of the Record Date for the applicable Cash and PIK Dividend.

“Certificate of Designation” shall mean this Certificate of Designation of Rights, Preferences and Limitations of the Series A Preferred Stock.

“Change of Control” shall mean the occurrence of any of the following:

A.            the Corporation becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or Group, including any Group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (as defined below) of more than fifty percent (50.0%) of the voting power of all of the Corporation’s then-outstanding common equity (directly or through the acquisition of voting power of the common equity of any of the Corporation’s direct or indirect parent entities); or

B.            the consummation of (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person, or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that (a) any transaction in which the Corporation or any direct or indirect parent entity of the Corporation becomes a Subsidiary of another Person, or any transaction described in clause (B)(2) above, shall not constitute a Change of Control if the Persons beneficially owning all of the voting power of the common equity of the Corporation or such parent entity immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, more than fifty percent (50.0%) of all voting power of the common equity of the Corporation or such parent entity or the surviving, continuing or acquiring company or other transferee, as applicable, immediately following the consummation of such transaction, and (b) a “person” or “group” shall not be deemed to beneficially own securities subject to a stock purchase agreement, merger agreement or similar agreement (or any voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(1) or (B)(2) above (without giving effect to the proviso set forth in this definition) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Change of Control Notice” shall have the meaning ascribed to it in Section (A)(2) of Article VIII.

“Charter” shall have the meaning ascribed to it in the recitals.

“Close of Business” shall mean 5:00 p.m., New York City time, on any Business Day.

“Closing Price” of the shares of Common Stock for any Trading Day shall mean the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the shares of Common Stock are then listed. If the shares of Common Stock are not listed on a U.S. national or regional securities exchange on such Trading Day, then the Closing Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the shares of Common Stock are not so quoted on such Trading Day, then the Closing Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Corporation in good faith.

“Code” shall mean the United States Internal Revenue Code of 1986.

“Common Stock” shall have the meaning ascribed to it in Section (A) of Article III.

“Constituent Person” shall have the meaning ascribed to it in Section (I) of Article IX.

“Continental” shall mean Continental Stock Transfer and Trust Company.

“Conversion Agent” shall mean the Person acting as conversion agent for the Series A Preferred Stock, as provided in Article XVI.

“Conversion Date” shall mean any Mandatory Conversion Date or Optional Conversion Date.

“Conversion Number” shall mean the 20-Day VWAP on the Issue Date; provided that if the Conversion Number is equal to or more than $33.17292, then the Conversion Number shall be $33.17292 and if the Conversion Number is equal to or less than $27.14148, then the Conversion Number shall be $27.14148.

“Conversion Price” shall mean 125% of the Conversion Number, as adjusted in accordance with the terms and conditions of Article IX.

“Conversion Shares” shall have the meaning ascribed to it in Section (F) of Article VII.

“Corporation” shall have the meaning ascribed to it in the recitals.

“DGCL” shall mean the Delaware General Corporation Law.

“Dividends” shall have the meaning ascribed to it in Section (A) of Article IV.

“Dividend Payment Date” shall have the meaning ascribed to it in Section (B) of Article IV.

“Dividend Rate” shall have the meaning ascribed to it in Section (A) of Article IV.

“Ex-Dividend Date” shall mean, with respect to an issuance, dividend or distribution on shares of Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Expiration Date” shall have the meaning ascribed to it in Section (A)(2) of Article IX.

“Expiration Time” shall have the meaning ascribed to it in Section (A)(2) of Article IX.

“Group” shall mean any group of one or more persons if such group would be deemed a “group” as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Holder” shall mean a Person in whose name any share of Series A Preferred Stock is registered, which such Person shall be treated by the Corporation, the Transfer Agent, Registrar, Paying Agent and Conversion Agent as the absolute owner of such shares of Series A Preferred Stock for the purpose of making any payment and settling any conversion and for all other purposes under this Certificate of Designation; provided that, to the fullest extent permitted by applicable law, (A) no Person that has received any share of Series A Preferred Stock in violation of the Investment Agreement shall be deemed a Holder, (B) the Transfer Agent, Registrar, Paying Agent and Conversion Agent, as applicable, shall not, unless otherwise directed by the Corporation, recognize any such Person as a Holder, and (C) the Person in whose name such share of Series A Preferred Stock was registered immediately prior to such transfer shall remain the Holder of such share.

“Indebtedness” shall mean any indebtedness (including principal and premium) in respect of borrowed money.

“Investment Agreement” shall mean that certain Investment Agreement, dated as of March 8, by and among the Corporation and Ampersand 2020 Limited Partnership, a Delaware limited partnership.

“Issue Date” shall mean the date this Certificate of Designation is filed with, and accepted by, the Secretary of State of the State of Delaware.

“Junior Stock” shall have the meaning ascribed to it in Section (A) of Article III.

“Liquidation Event” shall have the meaning ascribed to it in Section (A) of Article V.

“Liquidation Preference” shall have the meaning ascribed to it in Section (A)(2) of Article V.

“Liquidity Conditions” shall mean, with respect to any share of Common Stock, that (A) such share (1) will be issued in book-entry form through the facilities of the Depository Trust Company under an “unrestricted” CUSIP number; and (2) is either (a) freely transferrable, in the hands of the Holder to whom such share is to be issued, pursuant to Rule 144 under the Securities Act, without limitation as to volume, manner-of-sale, notice or the availability of public information; or (b) covered by a resale shelf registration statement that is effective under the Securities Act and that names such Holder as a selling stockholder, the prospectus accompanying which does not contain any material misstatement or omission; and (B) to the knowledge of the Corporation, the resale of such share by such Holder during the next fifteen (15) calendar days is not expected in good faith by the Corporation to be restricted by any blackout or similar period under any policy or contract (including the Investment Agreement) of the Corporation that is applicable to such Holder.

“Majority Holders” means, as of any date of determination, the Holders of a majority of the issued and outstanding shares of Series A Preferred Stock.

“Mandatory Conversion” shall have the meaning ascribed to it in Section (A) of Article VII.

“Mandatory Conversion Date” shall have the meaning ascribed to it in Section (A) of Article VII.

“Mandatory Conversion Right” shall have the meaning ascribed to it in Section (A) of Article VII.

“Mandatory Converting Amount” shall have the meaning ascribed to it in Section (A) of Article VII.

“Mandatory Redemption Date” shall have the meaning ascribed to it in Section (A)(2) of Article VIII.

“Mandatory Redemption Price” shall have the meaning ascribed to it in Section (A)(1) of Article VIII.

“Market Disruption Event” shall mean, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which shares of Common Stock are listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) of shares of Common Stock or of any option, contract or future contract relating to shares of Common Stock.

“Notice of Conversion” shall have the meaning ascribed to it in Section (D)(1) of Article VII.

“Notice of Mandatory Conversion” shall have the meaning ascribed to it in Section (B) of Article VII.

“Open of Business” shall mean 9:00 a.m., New York City time, on any Business Day.

“Optional Conversion Date” shall have the meaning ascribed to it in Section (D) of Article VII.

“Optional Conversion Right” shall have the meaning ascribed to it in Section (C) of Article VII.

“Optional Converting Amount” shall have the meaning ascribed to it in Section (C) of Article VII.

“Parity Stock” shall have the meaning ascribed to it in Section (B) of Article III.

“Participating Dividend Payment Date” shall have the meaning ascribed to it in Section (B) of Article IV.

“Participating Dividend” or “Participating Dividends” shall have the meanings ascribed to such terms in Section (A) of Article IV.

“Paying Agent” shall mean the Person acting as paying agent for the Series A Preferred Stock, as provided in Article XVI.

“Person” shall mean any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“PIK Dividend” shall have the meaning ascribed to it in Section (C) of Article IV.

“Principal Stock Exchange” shall mean (A) the NASDAQ Global Market, or (B) in the event that the shares of Common Stock are no longer listed or quoted on the NASDAQ Global Market, the principal United States or foreign national securities exchange on which the shares of Common Stock are so listed or quoted, or if the shares of Common Stock are not so listed or quoted on a United States or foreign national securities exchange, the last quoted Trading Day bid price for shares of Common Stock in the over-the-counter market as reported by OTC Markets Group Inc.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock or shares of Series A Preferred Stock, as applicable, have the right to receive any cash, securities or other property or in which the shares of Common Stock or shares of Series A Preferred Stock (or other applicable security), as applicable, is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a committee thereof, or by statute, contract, this Certificate of Designation or otherwise). With respect to any Regular Dividend payable on any Regular Dividend Payment Date, the Record Date therefor will be the immediately preceding March 15, June 15, September 15 or December 15, as applicable.

“Reference Property” shall have the meaning ascribed to it in Section (I)(1)(c) of Article IX.

“Registrar” shall mean the Person acting as registrar for the Series A Preferred Stock, as provided in Article XVI.

“Regular Dividend Payment Date” shall have the meaning ascribed to it in Section (B) of Article IV.

“Regular Dividend Period” shall have the meaning ascribed to it in Section (B) of Article IV.

“Regular Dividend” or “Regular Dividends” shall have the meanings ascribed to such terms in Section (A) of Article IV.

“Reorganization Event” shall have the meaning ascribed to it in Section (I) of Article IX.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933.

“Senior Stock” shall have the meaning ascribed to it in Section (C) of Article III.

“Series A Preferred Stock” shall have the meaning ascribed to it in Article I.

“Stated Value” shall have the meaning ascribed to it in Section (A) of Article IV.

“Subsidiary” shall mean, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (1) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (2) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading Day” shall mean any day on which (A) trading of shares of Common Stock generally occurs on the principal U.S. national or regional securities exchange on which shares of Common Stock are then listed or, if shares of Common Stock are not then listed on a U.S. national or regional securities exchange, on the principal other market on which shares of Common Stock are then traded, and (B) there is no Market Disruption Event. If shares of Common Stock are not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” shall mean the Person acting as transfer agent for the Series A Preferred Stock, as provided in Article XVI.

“VWAP” shall mean, for any VWAP Trading Day, the per share volume-weighted average price of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ANIP <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Corporation in good faith. The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“VWAP Market Disruption Event” shall mean, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which shares of Common Stock are then listed, or, if shares of Common Stock are not then listed on a U.S. national or regional securities exchange, the principal other market on which shares of Common Stock are then traded, to open for trading during its regular trading session on such date, or (B) the occurrence or existence, for more than one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) of shares of Common Stock or, if traded on such exchange, of any option, contract or future contract relating to shares of Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” shall mean a day on which (A) there is no VWAP Market Disruption Event, and (B) trading of shares of Common Stock generally occurs on the principal U.S. national or regional securities exchange on which shares of Common Stock are then listed or, if shares of Common Stock are not then listed on a U.S. national or regional securities exchange, on the principal other market on which shares of Common Stock are then traded. If shares of Common Stock are not so listed or traded, then “VWAP Trading Day” means a Business Day.

Article XIII

HEADINGS

The headings of the paragraphs of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

Article XIV

RECORD HOLDERS

To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of Series A Preferred Stock as the absolute owner of such share of Series A Preferred Stock for the purpose of making any payment and settling any conversion or redemption of such share of Series A Preferred Stock and for all other purposes under this Certificate of Designation, and the Corporation shall not be affected by any notice to the contrary; provided that, to the fullest extent permitted by applicable law, (i) no Person that has received any share of Series A Preferred Stock in violation of the Investment Agreement shall be deemed a record holder of any share of Series A Preferred Stock, (ii) the Transfer Agent, Registrar, Paying Agent and Conversion Agent, as applicable, shall not, unless otherwise directed by the Corporation, recognize any such Person as a record holder of such share of Series A Preferred Stock, and (iii) the Person in whose name such share of Series A Preferred Stock was registered immediately prior to such transfer shall remain the record holder of such share of Series A Preferred Stock.

Article Xv

CALCULATIONS

Whenever any provision of this Certificate of Designation requires the Corporation to calculate the Closing Prices or the VWAPs, or any function thereof, over a span of multiple days (including to calculate an adjustment to the Conversion Price), the Corporation will make appropriate adjustments to account for any adjustment to the Conversion Price that becomes effective, or any transaction or other event requiring an adjustment to the Conversion Price or requiring a Participating Dividend, where the Ex-Dividend Date or effective date, as applicable, of such transaction or event occurs, at any time during the period when such Closing Prices, VWAPs or function thereof are to be calculated. The Corporation will make all calculations under this Certificate of Designation in good faith, which calculations will, absent manifest error, control for purposes this Certificate of Designation.

Article XVI

TRANSFER AGENT, CONVERSION AGENT, AND REGISTRAR

The duly appointed Transfer Agent, Paying Agent, Conversion Agent, and Registrar for the shares of Series A Preferred Stock shall be Continental Stock Transfer and Trust Company. The Corporation may, in its sole discretion, remove the Transfer Agent, Paying Agent, Conversion Agent or Registrar in accordance with the terms and conditions of any agreement between the Corporation and such Person(s); provided that the Corporation shall appoint a successor Transfer Agent, Paying Agent, Conversion Agent or Registrar, as applicable, who shall accept such appointment prior to the effectiveness of any such removal. Upon any such removal or appointment, the Corporation shall send notice thereof to the Holders of the shares of Series A Preferred Stock.

Article XVII

SEVERABILITY

If any term of this Certificate of Designation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein that can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless expressed stated herein.

Article XVIII

OTHER RIGHTS

The shares of Series A Preferred Stock shall not have any right, preference, privilege or voting power or relative, participating, optional or other special right, or qualification, limitation or restriction thereof, other than as set forth herein or in the Charter, Bylaws or as provided by applicable law.

Article XIX

TRANSFER RIGHTS

The shares of Series A Preferred Stock and any share of Common Stock issued upon the conversion or redemption of any share of Series A Preferred Stock may not be sold or otherwise transferred except as permitted in the Investment Agreement.

Article XX

WITHHOLDING

All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and any share of Common Stock issued upon the conversion or redemption of any share of Series A Preferred Stock) shall be subject to withholding and backup withholding of taxes to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders to the extent timely paid by the Corporation or the Paying Agent to the appropriate taxing authority.

Article XXI

SECTION HEADINGS; CONSTRUCTION

The headings of Sections in this Certificate of Designation are provided for convenience only and will not affect its construction or interpretation. Unless otherwise specified, all references to “Section”, “Sections”, “clause” or “clauses” refer to the corresponding Section, Sections, clause or clauses of this Certificate of Designation. All words used in this Certificate of Designation will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms and shall have the meaning “including, without limitation,” whether or not so specified. If any period expires on a day that is not a Business Day or any event or condition is required by the terms of this Certificate of Designation to occur or be fulfilled on a day that is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean “if”. The words “herein”, “hereof” or “hereunder” and similar terms refer to this Certificate of Designation as a whole and not to any specific provision; the word “or” is not exclusive. All references herein to “$” or “dollars” refer to United States dollars and cents. Terms that are defined in this Certificate of Designation in the singular have a comparable meaning when used in the plural, and vice versa. Any contract, instrument, law or regulation defined or referred to herein means such contract, instrument, law or regulation as from time to time amended, modified or supplemented or otherwise in effect, whether or not so specified, together with any rules or regulations promulgated under any such laws.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, ANI Pharmaceuticals, Inc. has caused this Certificate of Designation to be duly executed by its authorized officer this __ day of __________________, 2021.

ANI PHARMACEUTICALS, INC.

By:

Name:

Title:

ANNEX A

CONVERSION NOTICE

ANI PHARMACEUTICALS, INC.

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) of ANI Pharmaceuticals, Inc. (the “Corporation”), by executing and delivering this Conversion Notice, the undersigned Holder of [●] shares of Series A Preferred Stock directs the Corporation to convert:

[●] shares of Series A Preferred Stock registered in the name of the undersigned.

The undersigned hereby directs the Corporation to cause the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”) issued by the Corporation in response to this Conversion Notice to be registered in the following name:

_________________________________________,

and to mail evidence of book-entry of such issuance of shares of Common Stock and the cash, if any, payable in lieu of any fractional share of Common Stock otherwise issuable to the following address:

Date:

(Legal Name of Holder)

By:
Name:
Title:

[Signature Page to Conversion Notice]

SCHEDULE C

REGISTRATION RIGHTS

Section 1. Definitions. As used in this Schedule C, the following terms have the following meanings, and terms used herein but not otherwise defined herein have the meanings assigned to them in the Agreement:

“Adverse Disclosure” means public disclosure of material non-public information that the Company has determined in good faith (after consultation with legal counsel): (i) would be required to be made in any Registration Statement or Prospectus filed with the SEC by the Company so that such Registration Statement or Prospectus would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or Prospectus; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 of the Securities Act.

“Demand Notice” has the meaning set forth in Section 3(b) of this Schedule C.

“Demand Registration” has the meaning set forth in Section 3(b) of this Schedule C.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Indemnified Party” has the meaning set forth in Section 8(c) of this Schedule C.

“Indemnifying Party” has the meaning set forth in Section 8(c) of this Schedule C.

“Long-Form Registration” has the meaning set forth in Section 3(b) of this Schedule C.

“Losses” has the meaning set forth in Section 8(a) of this Schedule C.

“Marketed Offering” means a registered underwritten offering of Registrable Securities (including any registered underwritten Shelf Offering) that is consummated, withdrawn or abandoned by the applicable Shareholders following the participation by the Company’s management in a customary “road show” (including an “electronic road show”) or other similar marketing effort by the Company.

“Offering Persons” has the meaning set forth in Section 6(o) of this Schedule C.

“Piggyback Notice” has the meaning set forth in Section 4(a) of this Schedule C.

“Piggyback Registration” has the meaning set forth in Section 4(a) of this Schedule C.

“Piggyback Request” has the meaning set forth in Section 4(a) of this Schedule C.

“Proceeding” means an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B of the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

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“Public Offering” means the sale of shares of Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Registrable Securities” means, as of any date of determination, any shares of Common Stock that the Shareholders have acquired or have the right to acquire upon conversion of the Preferred Stock, and any other securities issued or issuable with respect to any such shares by way of share split, share subdivision, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise acquired. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities have been otherwise transferred, new certificates for such securities not bearing a restrictive legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) subsequent public distribution of them shall not require registration under the Securities Act and is permitted under Rule 144 without any volume, manner-of-sale or other conditions; or (iv) such securities shall cease to be issued and outstanding.

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 of the Securities Act.

“Shelf Offering” has the meaning set forth in Section 4(c) of this Schedule C.

“Short-Form Registration” has the meaning set forth in Section 3(b) of this Schedule C.

“Take-Down Notice” has the meaning set forth in Section 4(c) of this Schedule C.

“Triggering Demand Notice” has the meaning set forth in Section 2(b) of this Schedule C.

“underwritten registration” or “underwritten offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 of the Securities Act.

Section 2. Holders of Registrable Securities. A holder of Registrable Securities means a Shareholder that owns or has a right to acquire such Registrable Securities.

Section 3. Shelf Registration; Demand Registrations.

(a)            Filing and Effectiveness of Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its reasonable best efforts to (i) prepare, file and cause to be declared effective by the SEC (if such Registration Statement is not an Automatic Shelf Registration Statement), within sixty (60) days following the Closing, a Registration Statement, in the form of a Short-Form Registration (if the Company is then eligible for the same) or in the form of a Long-Form Registration (if the Company is not then eligible for a Short-Form Registration), as applicable, covering the sale or distribution from time to time by the Shareholders pursuant to a plan of distribution acceptable to a majority of the Shareholders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities; and (ii) cause such Registration Statement (including by filing a new, replacement Registration Statement as required under the Securities Act) to remain effective under the Securities Act continuously until no Registrable Securities are outstanding.

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(b)            Requests for Registration. Subject to the following paragraphs of this Section 3(b), following the Closing, one or more Shareholders shall have the right, by delivering or causing to be delivered a written notice to the Company, to require the Company to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement on Form S-3 (which, unless all Shareholders delivering such notice request otherwise, shall be (A) filed pursuant to Rule 415 of the Securities Act and (B) if the Company is a Well-Known Seasoned Issuer at the time of filing such Registration Statement with the SEC, designated by the Company as an Automatic Shelf Registration Statement), if the Company is then eligible for such short-form, or any similar or successor short-form registration (each, a “Short-Form Registration”) or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long-form registration (each, a “Long-Form Registration”) (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”), as soon as reasonably practicable after delivery of such Demand Notice, but, in any event, the Company shall be required to make the initial filing of the Registration Statement within sixty (60) days following receipt of such Demand Notice in the case of a Short-Form Registration or within ninety (90) days following receipt of such Demand Notice in the case of a Long-Form Registration; provided, however, that, unless a Shareholder requests to have registered all of its Registrable Securities, a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by such Shareholders is reasonably expected to result in aggregate gross cash proceeds in excess of $25,000,000 (without regard to any underwriting discount or commission). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(b), the Company shall use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as promptly as practicable after the filing thereof (if such Registration Statement is not an Automatic Shelf Registration Statement).

(i)            No Demand Registration shall be deemed to have occurred for purposes of this Section 3(b) or Section 4(c), and any Demand Notice delivered in connection therewith shall not count as a Demand Notice for purposes of Section 3(f) or 4(c), if (A) the Registration Statement relating thereto (and covering not less than all Registrable Securities specified in the applicable Demand Notice for sale in accordance with the intended method or methods of distribution specified in such Demand Notice) (1) does not become effective, or (2) is not maintained as effective for the period required pursuant to this Section 3, (B) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, or (C) the conditions to closing specified in any underwriting agreement, purchase agreement, or similar agreement entered into in connection with the registration relating to such request are not satisfied other than as a result of the Shareholders’ actions.

(ii)            Each Demand Notice made pursuant to this Section 3(b) must: (A) state that it is a notice to initiate a Demand Registration under this Agreement; (B) identify the Shareholders effecting the request; and (C) specify the number of Registrable Securities of each such Shareholder to be registered and the intended method(s) of disposition thereof.

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(iii)            Except as otherwise agreed by all Shareholders with Registrable Securities subject to a Demand Registration, the Company shall maintain the continuous effectiveness of the Registration Statement with respect to such Demand Registration until the earliest to occur of (x) the date on which such securities cease to be Registrable Securities, (y) the date on which such Registrable Securities have actually been sold and (z) one hundred eighty (120) days after the effective date of such Registration Statement.

(iv)            Within five (5) Business Days after receipt by the Company of a Demand Notice pursuant to this Section 3(b) (the “Triggering Demand Notice”), the Company shall deliver a written notice of any such Demand Notice to all other holders of Registrable Securities, and the Company shall, subject to the provisions of Section 3(c), include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein meeting all of the requirements of a Demand Notice under this Agreement (whether or not any of the other Shareholders demanding such inclusion have exercised such Shareholders’ conversion rights) within five (5) days after the date that such notice from the Company has been delivered; provided that (A) all of such other Shareholders must agree to the plan of distribution proposed by the Shareholders who delivered the Triggering Demand Notice and (B) in connection with any underwritten registration, such holders must agree to abide and be bound by the underwriting agreement approved by the Company and the Shareholders who delivered the Triggering Demand Notice as if they were such Shareholders. All requests made pursuant to the preceding sentence shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(v)            For the avoidance of doubt, an underwritten registration pursuant to a Demand Registration must be made pursuant to an effective shelf Registration Statement filed pursuant to Section 3(a) hereof, if an effective shelf Registration Statement is available.

(c)            Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an underwritten offering, and the managing underwriter(s) advise the holders of such securities in writing that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the price, timing or distribution of such underwritten offering, then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter(s) can be sold without adversely affecting such underwritten offering, and such number of Registrable Securities shall be allocated pro rata among the Shareholders of Registrable Securities that have requested to participate in such Demand Registration on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders. No Registrable Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitations shall be included in such offering.

(d)            Postponement of Registration. The Company shall be entitled to postpone the filing (but not the preparation) or the initial effectiveness of, or suspend the use of, a Registration Statement, in each case for a reasonable period of time not more than twice in any twelve (12) month period and that does not exceed (x) sixty (60) days on any one occasion or (y) in the aggregate together with all other such postponements or suspensions, ninety (90) days in any twelve (12) month period, if the Company delivers, as applicable, to the Shareholders requesting registration or the Shareholders named in a Registration Statement filed pursuant to Section 3(a) a certificate signed by an executive officer certifying that such registration and offering would (A) require the Company to make an Adverse Disclosure or (B) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its Subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such postponement and an estimate of the anticipated delay. The Shareholders receiving such certificate shall keep the information contained in such certificate confidential subject to the same extent and on the same terms and conditions as set forth in Section 6(o).

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(i)            If the Company shall so postpone the filing of a Registration Statement in accordance with this Section 3(d) or suspend its use following the delivery of a Demand Notice, the Shareholders who sent the Demand Notice initiating such registration shall have the right to withdraw such Demand Notice pursuant to Section 3(b) by giving written notice to the Company during the period beginning from the date of postponement notice to the tenth (10th) day prior to the anticipated termination date of the postponement period, as provided in the certificate delivered to the applicable Shareholders and, for the avoidance of doubt, upon such withdrawal, the withdrawn request shall not constitute a Demand Notice; provided that, in the event such Shareholders do not so withdraw their Demand Notice, the Company shall continue to prepare a Registration Statement during such postponement such that, if the Company exercises its rights under this Section 3(d), it shall be in a position to and shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable efforts to cause the effectiveness of the applicable deferred or suspended Registration Statement.

(ii)            In the event the Company exercises its rights to postpone the initial effectiveness of, or suspend the use of, a Registration Statement, the Shareholders participating in such Demand Registration shall suspend, promptly upon their receipt of the certificate referred to above, use of the Prospectus relating to such Demand Registration or the Prospectus contained within the Registration Statement filed pursuant to Section 3(a) in connection with any sale or offer to sell Registrable Securities.

(e)            Cancellation of a Demand Registration. Holders of a majority of the Registrable Securities subject to the original Triggering Demand Notice shall have the right to notify the Company that they have determined that the applicable Registration Statement be abandoned or withdrawn by giving written notice of such abandonment or withdrawal at any time prior to the effective time of such Registration Statement, in which event the Company shall abandon or withdraw such Registration Statement; provided that any Demand Notice underlying such abandonment or withdrawal shall not be deemed to be a Demand Notice for purposes of Section 3(f) if such Demand Notice is abandoned or withdrawn in response to a material adverse change regarding the Company or a material adverse change in the financial markets generally. The Company shall cease all efforts to secure registration following any such abandonment or withdrawal.

(f)            Number of Demand Notices. In connection with the provisions of this Section 3, the Shareholders collectively shall have two (2) Demand Notices in connection with Marketed Offerings, which they are permitted to deliver (or cause to be delivered) to the Company hereunder; provided that in connection therewith, the Company shall cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows”); provided that (A) the Shareholders may not make a Demand Registration request commencing on the date on which the Company, previously or simultaneously notified the holders of Registrable Securities of its intention to file a Registration Statement ( such Registration Statement being hereinafter referred to as the “Preceding Registration Statement”) and ending with the earliest of (1) if such Preceding Registration Statement is filed within 15 days after such notification of intention to file but has not become effective, 60 days following the filing of such Preceding Registration Statement, (2) if such Preceding Registration Statement has not been filed on or before the 30th day after such notification of intention to file, 75 days after notification of intention to file and (3) the date of abandonment by the Company of its intention to file such Preceding Registration Statement or the date of withdrawal of the request by a holder making the request; provided, however, that the Company may not give another notification to the holders of Registrable Securities of its intention to file a Preceding Registration Statement unless (X) following the last day of the period described in clauses (1), (2) or (3) above, as applicable, the Company has performed its obligations hereunder with respect to a Demand Notice in connection with a Marketed Offering and an underwritten offering thereunder has been launched and priced or (Y) 60 days have elapsed since the end of the period described in clauses (1), (2) or (3) above, as applicable, and (B) the Shareholders may not make a Demand Registration requesting to launch an underwritten offering within the period commencing ten days prior to the end of any fiscal quarter of the Company and ending two (2) Business Days following the date on which the Company shall publicly announce its earnings for such fiscal quarter or the year ending on such fiscal quarter. For the avoidance of doubt, the Shareholders shall have no further rights to Demand Registrations of its Registrable Securities other than pursuant to this Section 3(f).

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Section 4. Piggyback Registration; Shelf Take Down.

(a)            Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 3, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock, whether or not for sale for its own account and whether or not an underwritten offering or an underwritten registration (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing no later than five (5) Business Days prior to the filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such Registration Statement the number of Registrable Securities as each such holder may request (each registration wherein a holder participates in accordance with this Section 4, a “Piggyback Registration”). Subject to Section 4(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) within five (5) Business Days after notice has been given to the applicable holder. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (x) one hundred twenty (120) days after the effective date thereof and (y) consummation of the distribution of the Common Stock (other than the Registrable Securities identified in such Piggyback Requests) that are the subject of such Registration Statement proposed to be filed by the Company.

(b)            Priority on Piggyback Registrations. If any of the Registrable Securities to be registered pursuant to the registration giving rise to the rights under this Section 4 are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion the total number or dollar amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the price, timing or distribution of the securities in such offering, then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:

(i)            if the registration involves an underwritten primary offering on behalf of the Company, (A) first, all securities proposed to be sold by the Company for its own account; (B) second, all Registrable Securities requested to be included in such registration by the Shareholders pursuant to this Section 4, pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by all holders that made such Piggyback Request; and (C) third, all other securities requested to be included in such Registration Statement by other holders of securities entitled to include such securities in such Registration Statement pursuant to piggyback registration rights; provided that any Shareholder may, prior to the earlier of (x) the effectiveness of the Registration Statement and (y) the time at which the offering price or underwriter’s discount are determined with the managing underwriter(s), withdraw its request to be included in such registration pursuant to this Section 4.

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(ii)            if the registration involves an underwritten offering that was initially requested by any Person(s) (other than a Shareholder) to whom the Company has granted registration rights which are not inconsistent with the rights granted in, and do not otherwise conflict with the terms of, this Agreement, (A) first, the securities requested to be included in such underwritten offering by such other Person(s) pro rata among such Person(s) on the basis of the percentage of the securities requested to be included in such Registration Statement by all holders that made such request; (B) second, all Registrable Securities requested to be included in such registration by the Shareholders pursuant to this Section 4, pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by all holders that made such Piggyback Request; (C) third, all other securities requested to be included in such Registration Statement by other holders of securities entitled to include such securities in such Registration Statement pursuant to piggyback registration rights; and (D) fourth, all securities requested to be included in such Registration Statement by the Company for its own account; provided that any Shareholder may, prior to the earlier of (x) the effectiveness of the Registration Statement and (y) the time at which the offering price or underwriter’s discount are determined with the managing underwriter(s), withdraw its request to be included in such registration pursuant to this Section 4.

(c)            Shelf-Take Downs. At any time that a shelf Registration Statement covering Registrable Securities pursuant to Section 3 or Section 4 (or otherwise) is effective, if any Shareholder delivers a notice to the Company (each, a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the shelf Registration Statement (each, a “Shelf Offering”) and provides all information necessary to permit inclusion of such Registrable Securities on such shelf Registration Statement, then the Company shall amend or supplement the shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering. In connection with any Shelf Offering, including any Shelf Offering that is an underwritten offering (including a Marketed Offering):

(i)            such proposing holder(s) shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such shelf Registration Statement and permit each such holder to include its Registrable Securities included on the shelf Registration Statement in the Shelf Offering if such holder notifies the proposing holder(s) and the Company within five (5) days after delivery of the Take-Down Notice to such holder; and

(ii)            if the Shelf Offering is underwritten, in the event that the managing underwriter(s) of such Shelf Offering advise such holders in writing that it is their good faith opinion the total number or dollar amount of securities proposed to be sold exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be included, then the managing underwriter(s) may limit the number of Registrable Securities which would otherwise be included in such Shelf Offering in the same manner as described in Section 3(c) with respect to a limitation of shares to be included in a registration; and the Shareholder request shall be deemed to be a demand subject to the provisions of Section 3(b) (subject to Section 3(e)), and shall decrease by one the number of Demand Notices the Shareholders are entitled to pursuant to Sections 3(f)(i) and 3(f)(ii), as applicable.

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Section 5. Restrictions on Public Sale by Holders of Registrable Securities.

(a)            If any registration pursuant to Section 3 or Section 4 of this Schedule C shall be in connection with any: (i) Marketed Offering (including with respect to a Shelf Offering pursuant to Sections 3(a) or 4(c) hereof), the Company will cause each of its executive officers and directors to sign a customary “lock-up” agreement containing provisions consistent with those contemplated pursuant to Section 5(b); or (ii) underwritten offering (including with respect to a Shelf Offering pursuant to Sections 3(a) or 4(c) hereof), the Company will also not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within sixty (60) days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a shelf Registration Statement) for such offering except as may otherwise be agreed with the holders of the Registrable Securities in such offering.

(b)            Each Shareholder agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4 of this Schedule C, as applicable, that, if requested in writing by the managing underwriter or underwriters in such offering, it will not (i) subject to customary exceptions, effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including, without limitation, a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning Common Stock, or (ii) give any Demand Notice during the period(s) set forth under Section 3(f)(B) hereof. In connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4 of this Schedule C, the Company, or, if Shareholders will be selling more Registrable Securities in the offering than the Company, Shareholders holding a majority of the Registrable Securities shall be responsible for negotiating all “lock-up” agreements with the underwriters and, in addition to the foregoing provisions of this Section 5, the Shareholders agree to execute the form so negotiated; provided that the form so negotiated is reasonably acceptable to the Company or the Shareholders, as applicable, and consistent with the agreement set forth in this Section 5 and that the Company’s executive officers and directors shall also have executed a form of agreement substantially similar to the agreement so negotiated, as applicable, subject to customary exceptions applicable to natural persons.

Section 6. Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 or Section 4 of this Schedule C, the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall use its reasonable best efforts, as promptly as practicable to the extent applicable, to:

(a)            prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Company in accordance with the intended method or methods of distribution thereof and in accordance with this Agreement, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that, before filing a Registration Statement or Prospectus or any amendment or supplement thereto (including documents that would be incorporated or deemed to be incorporated therein by reference, except to the extent that such documents shall have previously been filed with or furnished to the SEC or are in final, executed form), the Company shall furnish or otherwise make available to counsel for the holders of the Registrable Securities covered by such Registration Statement (who may share such documents with their clients) and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors; provided that nothing in this Section 6(a) is intended to effect any waiver of the Company’s attorney-client or other legal privilege. The Company shall not file any such Registration Statement or Prospectus or any amendment or supplement thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein, except to the extent that such documents shall have previously been filed with or furnished to the SEC or are in final, executed form) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company’s counsel, such filing is necessary to comply with applicable law;

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(b)            prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 of the Securities Act;

(c)            notify counsel to each selling holder of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person or such selling holder) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (if such Registration Statement is not an Automatic Shelf Registration Statement), (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) of this Schedule C cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Company has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any change in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling Shareholders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

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(d)            prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e)            if requested by the managing underwriters, if any, or the holders of a majority of the then-issued and outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any action under this Section 6(e) that is not, in the opinion of counsel for the Company, in compliance with applicable law;

(f)            furnish or make available to counsel for each selling holder of Registrable Securities and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such counsel, the holder such counsel represents or such underwriter); provided that the Company may furnish or make available any such document in electronic format;

(g)            deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Company may furnish or make available any such document in electronic format (other than, in the case of a Marketed Offering, upon the request of the managing underwriters thereof for printed copies of any such Prospectus or Prospectuses); and the Company, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h)            prior to any Public Offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to taxation or general service of process in any such jurisdiction where it would not otherwise be subject but for this Agreement;

(i)            cooperate with, and direct the Company’s transfer agent to cooperate with, the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates (not bearing any legend) or book-entry (not bearing stop transfer instructions) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement and, in connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly after the effectiveness of the Registration Statement cause an opinion of counsel as to the effectiveness of any Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorization, certificate, or direction required by the transfer agent that authorizes and directs the transfer agent to issue such Registrable Securities without restriction upon sale by the holder of such shares of Registrable Securities under the Registration Statement;

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(j)            upon the occurrence of, or, if later, the Company’s receipt of knowledge of, any event contemplated by Section 6(c)(vi) of this Schedule C, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus (then in effect) or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k)            prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l)            provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(m)            cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement;

(n)            enter into such agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings and such other documents reasonably required under the terms of such underwriting agreements, including customary legal opinions and auditor “comfort” letters) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities;

(o)            in connection with a customary due diligence review, make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by such selling holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such Offering Persons in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons except (i) where disclosure of such information is requested or legally compelled (in either case pursuant to the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or a federal, state or local governmental or regulatory body or pursuant to a civil investigative demand or similar judicial process), (ii) where such information is or becomes generally known to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement, (iii) where such information (A) was known to such Offering Persons on a nonconfidential basis (prior to its disclosure by the Company) from a source other than the Company that, after reasonable inquiry, is entitled to disclose such information and is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) was in the possession of the Offering Persons on a nonconfidential basis prior to its disclosure to the Offering Persons by the Company or (C) is subsequently developed by the Offering Persons without using all or any portion of such information or violating any of the obligations of such Persons under this Agreement or (iv) for disclosure in connection with any suit, arbitration, claim or litigation involving this Agreement or against any Offering Person under federal, state or other securities laws in connection with the offer and sale of any Registrable Securities. In the case of a proposed disclosure pursuant to (i) (or, unless such Person and the Company are adversaries in such suit, arbitration, claim or litigation, (iv)) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and to cooperate with the Company, at the Company’s cost, in any effort the Company undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with this provision, the Offering Persons will furnish only that portion of such information that the Offering Persons are advised by legal counsel is legally required and will exercise their reasonable best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded such information;

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(p)            cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC; and

(q)            cause its officers and employees to use their respective reasonable best efforts to support the reasonable marketing of the Registrable Securities covered by the Registration Statement (including participation in, and preparation of materials for, any “road show”) in a Marketed Offering.

Each holder of Registrable Securities as to which any registration is being effected shall promptly furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing as a condition for any Registrable Securities to be included in the applicable registration hereunder. For the avoidance of doubt, failure of any holder of Registrable Securities to furnish the Company with such information as requested by the Company pursuant to the preceding sentence shall relieve the Company of any obligation hereunder to include the applicable Registrable Securities of such holder in the Registration Statement with respect to which such information was requested.

Each Shareholder agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 6(c)(ii), (iii), (iv) or (v) of this Schedule C, such holder will forthwith discontinue disposition of such Registrable Securities pursuant to such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(j) of this Schedule C, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filing that is incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

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Section 7. Registration Expenses. All fees and expenses incurred by the Company and incident to the performance of or compliance with this Agreement by the Company (including (i) all registration and filing fees (including fees and expenses with respect to (A) all SEC, stock exchange or trading system and FINRA registration, listing, filing and qualification and any other fees associated with such filings, including with respect to counsel for the underwriters and any qualified independent underwriter in connection with FINRA qualifications, (B) rating agencies and (C) compliance with securities or “blue sky” laws, including any reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6(h) of this Schedule C), (ii) fees and expenses of the financial printer, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants, including the expenses of any special audits or “comfort letters” required by or incident to such performance and compliance) and all reasonable fees and expenses of one counsel (together with any appropriate local counsel(s)) retained by the holders of Registrable Securities, shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective. All underwriters’ discounts and selling commissions, in each case related to Registrable Securities registered in accordance with this Agreement, shall be borne by the holders of Registrable Securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

Section 8. Indemnification.

(a)            Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, its officers, directors, partners and managing members and each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all reasonably foreseeable losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, in each case arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 of the Securities Act) or other document (including any related Registration Statement, notification, or the like or any materials prepared by or on behalf of the Company as part of any “road show” (as defined in Rule 433(h) of the Securities Act)) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 8(a)) will reimburse each such holder, each of its officers, directors, partners and managing members and each Person who controls each such holder, for any reasonable and documented out-of-pocket legal and any other expenses actually incurred in connection with investigating and defending or, subject to the last sentence of this Section 8(a), settling any such Loss or action; provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such holder, but only if such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities or its authorized representatives expressly for inclusion therein. It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld).

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(b)            Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder of Registrable Securities shall indemnify, to the fullest extent permitted by law, severally and not jointly with any other participating holder of Registrable Securities, the Company, its officers, directors and managing members and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against all Losses arising out of or based on any untrue statement of a material fact contained in such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 of the Securities Act) or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company or such officers, directors, managing members and control persons for any reasonable and documented out-of-pocket legal or any other expenses actually incurred in connection with investigating or defending any such Loss or action, subject to the immediately following proviso, settling any such Loss or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 of the Securities Act) or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities or its authorized representatives expressly for inclusion therein; provided, however, that the foregoing obligations shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

(c)            Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnification hereunder (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (each, an “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 8) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 8).

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(d)            Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total net proceeds received by such holder from the sale of the Registrable Securities giving rise to such contribution obligation and sold by such holder exceeds the amount of any damages that such holder has otherwise been required to pay by reason of the applicable action, statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the holders of Registrable Securities to contribute pursuant to this Section are several and not joint.

(e)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 9. Rule 144. The Company shall use reasonable best efforts to: (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, to the extent required from time to time to enable all holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144; and (ii) so long as any Registrable Securities are issued and outstanding, furnish holders thereof upon request (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on EDGAR).

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Section 10. Underwritten Registrations. In connection with any underwritten offering of Registrable Securities included in any Demand Registration, the investment banker or investment bankers and managers shall be selected by the Shareholders holding the majority of Registrable Securities included in such Demand Registration, including any Shelf Offering, initiated by such Shareholders, subject to the reasonable satisfaction of the Company.

Section 11. Miscellaneous.

(a)            Amendments and Waivers. The provisions of this Schedule C, including the provisions of this sentence, may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given by, but only with, the written consent of the Shareholders holding a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(b)            Successors and Assigns; Shareholder Status. The provisions of this Schedule C shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Shareholders in compliance with any restrictions on transfer or assignment; provided, however, that (x) the Company may not assign this Agreement (in whole or in part) without the prior written consent of the holders of a majority of the Registrable Securities and (y) such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Company an Addendum Agreement substantially in the form of Exhibit A of this Schedule C promptly following the acquisition of such Registrable Securities (including the provision of an address, which the Company may use as the Shareholder’s notice address for purposes of Section 11(b) of this Schedule C unless such address is changed in accordance with such Section by notice).

(c)            [INTENTIONALLY OMITTED].

(d)            Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(e)            Specific Performance; Further Assurances. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach. The parties hereto agree that in the event the registrations and sales of Registrable Securities are effected pursuant to the laws of any jurisdiction outside of the United States, such parties shall use their respective reasonable best efforts to give effect as closely as possible to the rights and obligations set forth in this Schedule C, taking into account customary practices of such foreign jurisdiction, including executing such documents and taking such further actions as may be reasonably necessary in order to carry out the foregoing.

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(f)            Term; Other Agreements. The provisions of this Schedule C shall terminate with respect to a Shareholder on the date on which such Shareholder ceases to hold Registrable Securities; provided that such Shareholder’s rights and obligations pursuant to Section 8 of this Schedule C, as well as the Company’s obligations to pay expenses pursuant to Section 7 of this Schedule C, shall survive with respect to any Registration Statement in which any Registrable Securities of such Shareholders were included. From and after the date of this Agreement, the Company shall not, without the consent of the Shareholders holding a majority of the Registrable Securities, enter into any agreement with any Person, including any holder or prospective holder of any securities of the Company, giving any registration rights (i) the terms of which are more favorable than, senior to or conflict with, the registration rights granted to the Shareholders hereunder or (ii) permitting such Person to exercise a demand registration right during the period expiring on the second anniversary of the date hereof; provided that the Company may enter into an agreement granting such rights if such agreement provides the Shareholders with piggyback rights consistent with those granted to the Shareholders pursuant to Section 4 of this Schedule C, and, if such agreement contains any underwriter cutbacks consistent with Section 4(b) of this Schedule C, then the Shareholders shall participate with such other holders on a pro rata basis; and provided, further, that the Company may enter into an agreement granting such demand rights in connection with the issuance of securities of the Company pursuant to (i) a bona fide material acquisition, disposition or other similar transaction involving the Company or any of its Subsidiaries, (ii) an exchange of indebtedness of the Company into equity and (iii) a proposed resale of convertible securities of the Company by any holder thereof, in each case, to the extent that the entering into of such an agreement is customary in a transaction of the type contemplated.

[Signature Page Follows]

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EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement (this “Addendum Agreement”) is made this [•] day of [•], 20[•], by and between [•], a [•] (the “New Shareholder”), and ANI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to an Equity Commitment and Investment Agreement dated as of March 8, 2021 (the “Agreement”), by and among the Company and Ampersand 2020 Limited Partnership, a Delaware limited partnership. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Company has agreed to provide registration rights with respect to the Registrable Securities on the terms and subject to the conditions set forth in the Agreement; and

WHEREAS, the New Shareholder has acquired the number and type of Registrable Securities specified below directly or indirectly from a Shareholder in accordance with the Agreement and all applicable law;

WHEREAS, the Company and the Shareholders have required in the Agreement that all Persons desiring registration rights pursuant to the Agreement must enter into an Addendum Agreement binding the New Shareholder to the Agreement to the same extent as if it were an original party thereto; and

WHEREAS, the New Shareholder has caused this Addendum Agreement to be executed by a duly authorized individual.

NOW, THEREFORE, in consideration of the premises recited above and intending to be bound, the New Shareholder acknowledges that it has received and read the Agreement and that the New Shareholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement (or as otherwise provided therein) and shall be deemed to be a Shareholder thereunder. The Company may rely on the foregoing acknowledgement without further inquiry and is relieved of any liability for such reliance.

[Name of New Shareholder]

By:
Name:
Title:
Registrable Securities:
Type:
Number:
Notice Address:
Attn:
Email: